                                                                    EXHIBIT 4(A)

=======================================================================



                             ST Acquisition Corp.,
                                  as Issuer,

                                      and

                       The Bank of New York, as Trustee

                          -----------------------

                                   INDENTURE

                           Dated as of April 7, 2000

                          -----------------------

                                  $275,000,000

              10.25% Senior Subordinated Notes due 2010, Series A


              10.25% Senior Subordinated Notes due 2010, Series B


=======================================================================

                             CROSS-REFERENCE TABLE

  TIA                                                       Indenture
Section                                                      Section
-------                                                      -------
310(a)(1)...................................................  7.10
    (a)(2)..................................................  7.10
    (a)(3)..................................................  N.A.
    (a)(4)..................................................  N.A
    (b).....................................................  7.08; 7.10; 13.02
    (b)(1)..................................................  7.10
    (b)(9)..................................................  7.10
    (c).....................................................  N.A.
 311(a).....................................................  7.11
    (b).....................................................  7.11
    (c).....................................................  N.A.
 312(a).....................................................  2.05
    (b).....................................................  13.03
    (c).....................................................  13.03
 313(a).....................................................  7.06
    (b)(1)..................................................  7.06
    (b)(2)..................................................  7.06
    (c).....................................................  7.06; 13.02
    (d).....................................................  7.06
 314(a).....................................................  4.02; 4.08; 13.02
    (b).....................................................  N.A.
    (c)(1)..................................................  13.04; 13.05
    (c)(2)..................................................  13.04; 13.05
    (c)(3)..................................................  N.A.
    (d).....................................................  N.A.
    (e).....................................................  13.05
    (f).....................................................  N.A.
 315(a).....................................................  7.01; 7.02
    (b).....................................................  7.05; 13.02
    (c).....................................................  7.01
    (d).....................................................  6.05; 7.01; 7.02
    (e).....................................................  6.11
 316(a) (last sentence).....................................  2.09
    (a)(1)(A)...............................................  6.05
    (a)(1)(B)...............................................  6.04
    (a)(2)..................................................  8.02
    (b).....................................................  6.07
    (c).....................................................  8.04
 317(a)(1)..................................................  6.08
    (a)(2)..................................................  6.09
    (b).....................................................  2.04
 318(a).....................................................  13.01

                           N.A. means Not Applicable

____________________
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                                                                       Page
                                                                       ----
Section 1.01.    Definitions..........................................   1
Section 1.02.    Other Definitions....................................  29
Section 1.03.    Incorporation by Reference of Trust Indenture Act....  29
Section 1.04.    Rules of Construction................................  30

                                   ARTICLE 2

                                   THE NOTES

Section 2.01.    Form and Dating......................................  30
Section 2.02.    Execution and Authentication.........................  31
Section 2.03.    Registrar and Paying Agent...........................  32
Section 2.04.    Paying Agent to Hold Assets in Trust.................  32
Section 2.05.    Noteholder Lists.....................................  32
Section 2.06.    Transfer and Exchange................................  32
Section 2.07.    Replacement Notes....................................  33
Section 2.08.    Outstanding Notes....................................  33
Section 2.09.    Treasury Notes.......................................  34
Section 2.10.    Temporary Notes......................................  34
Section 2.11.    Cancellation.........................................  34
Section 2.12.    Defaulted Interest...................................  34
Section 2.13.    Deposit of Moneys....................................  35
Section 2.14.    CUSIP Number.........................................  35
Section 2.15.    Book-Entry Provisions for Global Notes...............  35
Section 2.16.    Registration of Transfers and Exchanges..............  36
Section 2.17.    Restrictive Legends..................................  40

                                   ARTICLE 3

                                   REDEMPTION

Section 3.01.    Notices to Trustee...................................  41
Section 3.02.    Selection of Notes to Be Redeemed....................  42
Section 3.03.    Notice of Redemption.................................  42
Section 3.04.    Effect of Notice of Redemption.......................  43
Section 3.05.    Deposit of Redemption Price..........................  43
Section 3.06.    Notes Redeemed in Part...............................  43

                                   ARTICLE 4

                                   COVENANTS

Section 4.01.    Payment of Notes.....................................  43

Section 4.02.    Provision of Financial Statements and Other Information...................................  44
Section 4.03.    Waiver of Stay, Extension or Usury Laws...................................................  44
Section 4.04.    Compliance Certificate; Notice of Default; Tax Information................................  44
Section 4.05.    Payment of Taxes and Other Claims.........................................................  46
Section 4.06.    Corporate Existence.......................................................................  46
Section 4.07.    Maintenance of Office or Agency...........................................................  46
Section 4.08.    Compliance with Laws......................................................................  47
Section 4.09.    Maintenance of Properties and Insurance...................................................  47
Section 4.10.    Limitation on Additional Indebtedness.....................................................  47
Section 4.11.    Limitation on Restricted Payments.........................................................  48
Section 4.12.    Limitation on Other Senior Subordinated Indebtedness......................................  50
Section 4.13.    Limitation on Asset Sales.................................................................  50
Section 4.14.    Limitation on Transactions with Affiliates................................................  53
Section 4.15.    Limitation on Liens.......................................................................  55
Section 4.16.    Change of Control.........................................................................  55
Section 4.17.    Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries...  57
Section 4.18.    Limitation on Conduct of Business.........................................................  59
Section 4.19.    Limitation on Preferred Stock of Restricted Subsidiaries..................................  59
Section 4.20.    Limitation on Capital Stock of Restricted Subsidiaries....................................  59
Section 4.21.    Limitation on Transfer of Assets to Certain Subsidiaries..................................  60
Section 4.22.    Limitation on Guarantees by Restricted Subsidiaries.......................................  60
Section 4.23.    Limitation on Sale and Lease-Back Transactions............................................  61
Section 4.24.    Payments for Consent......................................................................  61
Section 4.25.    Suspension of Certain Covenants if Securities Rated Investment Grade......................  61

                                              ARTICLE 5

                                         SUCCESSOR CORPORATION

Section 5.01.    Limitation on Consolidation, Merger and Sale of Assets....................................  62
Section 5.02.    Successor Person Substituted..............................................................  62

                                                   ARTICLE 6

                                              DEFAULTS AND REMEDIES

Section 6.01.    Events of Default.........................................................................  63
Section 6.02.    Acceleration..............................................................................  64
Section 6.03.    Other Remedies............................................................................  65
Section 6.04.    Waiver of Past Defaults and Events of Default.............................................  65
Section 6.05.    Control by Majority.......................................................................  65
Section 6.06.    Limitation on Suits.......................................................................  66
Section 6.07.    Rights of Holders to Receive Payment......................................................  66
Section 6.08.    Collection Suit by Trustee................................................................  66
Section 6.09.    Trustee May File Proofs of Claim..........................................................  67
Section 6.10.    Priorities................................................................................  67
Section 6.11.    Undertaking for Costs.....................................................................  67

                                   ARTICLE 7

                                    TRUSTEE

Section 7.01.    Duties of Trustee........................................  68
Section 7.02.    Rights of Trustee........................................  69
Section 7.03.    Individual Rights of Trustee.............................  70
Section 7.04.    Trustee's Disclaimer.....................................  70
Section 7.05.    Notice of Defaults.......................................  70
Section 7.06.    Reports by Trustee to Holders............................  70
Section 7.07.    Compensation and Indemnity...............................  71
Section 7.08.    Replacement of Trustee...................................  72
Section 7.09.    Successor Trustee by Consolidation, Merger or Conversion.  72
Section 7.10.    Eligibility; Disqualification............................  73
Section 7.11.    Preferential Collection of Claims Against Company........  73

                                   ARTICLE 8

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.    Without Consent of Holders...............................  73
Section 8.02.    With Consent of Holders..................................  74
Section 8.03.    Compliance with TIA......................................  75
Section 8.04.    Revocation and Effect of Consents........................  75
Section 8.05.    Notation on or Exchange of Notes.........................  76
Section 8.06.    Trustee to Sign Amendments, etc..........................  76

                                   ARTICLE 9

                      DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.    Satisfaction and Discharge of Indenture..................  76
Section 9.02.    Legal Defeasance.........................................  77
Section 9.03.    Covenant Defeasance......................................  78
Section 9.04.    Conditions to Legal Defeasance or Covenant Defeasance....  78
Section 9.05.    Application of Trust Money...............................  80
Section 9.06.    Repayment to the Company.................................  80
Section 9.07.    Reinstatement............................................  80

                                  ARTICLE 10

                                   GUARANTEE

Section 10.01.    Unconditional Guarantee.................................  81
Section 10.02.    Severability............................................  82
Section 10.03.    Limitation on Guarantor's Liability; Contribution.......  82
Section 10.04.    Successors and Assigns..................................  82
Section 10.05.    No Waiver...............................................  82
Section 10.06.    Release of Guarantor....................................  82
Section 10.07.    Execution of Supplemental Indenture for Future
                    Guarantors............................................  83
Section 10.08.    Subordination of Subrogation and Other Rights...........  83

                                                ARTICLE 11

                                         SUBORDINATION OF GUARANTEE

Section 11.01.    Guarantee Obligations Subordinated to Guarantor Senior Indebtedness...............   83
Section 11.02.    Payment Over of Proceeds upon Dissolution, etc....................................   84
Section 11.03.    Suspension of Guaranteed Obligations When Guarantor Senior Indebtedness in Default   85
Section 11.04.    Trustee's Relation to Guarantor Senior Indebtedness...............................   86
Section 11.05.    Subrogation.......................................................................   87
Section 11.06.    Guarantee Subordination Provisions Solely to Define Relative Rights...............   87
Section 11.07.    Trustee to Effectuate Subordination...............................................   88
Section 11.08.    No Waiver of Subordination Provisions.............................................   88
Section 11.09.    Notice to Trustee.................................................................   88
Section 11.10.    Reliance on Judicial Order or Certificate of Liquidating Agent....................   89
Section 11.11.    No Suspension of Remedies.........................................................   89

                                                   ARTICLE 12

                                              SUBORDINATION OF NOTES

Section 12.01.    Notes Subordinate to Senior Indebtedness..........................................   89
Section 12.02.    Payment Over of Proceeds upon Dissolution, etc....................................   90
Section 12.03.    Suspension of Payment When Senior Indebtedness in Default.........................   91
Section 12.04.    Trustee's Relation to Senior Indebtedness.........................................   92
Section 12.05.    Subrogation.......................................................................   92
Section 12.06.    Provisions Solely to Define Relative Rights.......................................   93
Section 12.07.    Trustee to Effectuate Subordination...............................................   93
Section 12.08.    No Waiver of Subordination Provisions.............................................   93
Section 12.09.    Notice to Trustee.................................................................   94
Section 12.10.    Reliance on Judicial Order or Certificate of Liquidating Agent....................   94
Section 12.11.    No Suspension of Remedies.........................................................   95

                                                  ARTICLE 13

                                                 MISCELLANEOUS

Section 13.01.    TIA Controls......................................................................   95
Section 13.02.    Notices...........................................................................   95
Section 13.03.    Communications by Holders with Other Holders......................................   96
Section 13.04.    Certificate and Opinion as to Conditions Precedent................................   96
Section 13.05.    Statements Required in Certificate and Opinion....................................   97
Section 13.06.    Rules by Trustee and Agents.......................................................   97
Section 13.07.    Business Days; Legal Holidays.....................................................   97
Section 13.08.    Governing Law.....................................................................   97
Section 13.09.    No Adverse Interpretation of Other Agreements.....................................   98
Section 13.10.    No Recourse Against Others........................................................   98
Section 13.11.    Successors........................................................................   98
Section 13.12.    Multiple Counterparts.............................................................   98
Section 13.13.    Table of Contents, Headings, etc..................................................   98
Section 13.14.    Separability......................................................................   98

EXHIBITS
Exhibit A.        Form of Series A Note...................................................................................    A-1

Exhibit B.        Form of Series B Note...................................................................................    B-1

Exhibit C.        Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Accredited Investors........    C-1

Exhibit D.        Form of Transferee Letter of Representation.............................................................    D-1

Exhibit E.        Form of Certificate to Be Delivered in Connection with Regulation S Transfers...........................    E-1

Exhibit F.        Form of Supplemental Indenture..........................................................................    F-1

          INDENTURE, dated as of April 7, 2000, between ST Acquisition Corp. and The Bank of New York, as trustee (the "Trustee").
                                       -------

          The Company has duly authorized the creation of an issue of Series A 10.25% Senior Subordinated Notes due 2010 (the "Initial Notes") and Series B
                                                -------------
10.25% Senior Subordinated Notes due 2010 (the "Exchange Notes") and, to provide
                                                --------------
therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

          The Securities are being sold in connection with the merger (the "Merger") of ST Acquisition Corp. with and into TNP Enterprises, Inc., with TNP
 ------
Enterprises, Inc. surviving the Merger. The time of the consummation of the Merger is referred to herein as the "Effective Time."
                                     --------------

          Immediately after the Effective Time, (i) TNP Enterprises, Inc. will execute an assumption agreement (the "Assumption Agreement"), pursuant to which
                                      --------------------
TNP Enterprises, Inc., as survivor of the Merger, will (a) assume all of the obligations of ST Acquisition Corp. under the Purchase Agreement, dated as of March 31, 2000, by and among ST Acquisition Corp. and the Initial Purchasers (the "Purchase Agreement"); and (c) assume all of the obligations of ST
      ------------------
Acquisition Corp. under the Registration Rights Agreement, dated as of April 7, 2000, by and among ST Acquisition Corp. and the Initial Purchasers (the "Registration Rights Agreement"); and (ii) TNP Enterprises, Inc. and the Trustee
 -----------------------------
will enter into a first supplemental indenture to this Indenture (the "First
                                                                       -----
Supplemental Indenture") providing for the express assumption by TNP
----------------------
Enterprises, Inc., as survivor of the Merger, of the covenants, agreements and undertakings of ST Acquisition Corp. in this Indenture and under the Notes.

          As used herein, the "Company" shall mean ST Acquisition Corp. prior to
                               -------
the Effective Time and TNP Enterprises, Inc. as of and after the execution and delivery of the First Supplemental Indenture. References to this Indenture as of and after the execution and delivery of the First Supplemental Indenture will refer to this Indenture and the First Supplemental Indenture and references to each of the Purchase Agreement and the Registration Rights Agreement as of and after the Effective Time will refer to such agreement together with the Assumption Agreement.

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.
               -----------

               "Acquired Indebtedness" means Indebtedness of a Person (including
                ---------------------
an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

               "Additional Interest" has the meaning provided to such term in
                -------------------
the Registration Rights Agreement.

               "Adjusted Net Assets" of any Person at any date means the lesser
                -------------------
of the amount by which

                     (1) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date; and

                     (2) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

               "Affiliate" means, with respect to any specific Person, any other
                ---------
Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of Section 4.14 of this Indenture, beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

               "Agent" means any Registrar, Paying Agent, co-Registrar,
                -----
Authenticating Agent or agent for service of notices and demands.

               "Asset Acquisition" means
                -----------------

                     (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company; or

                     (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other Properties or assets of such Person other than in the ordinary course of business.

               "Asset Sale" means any direct or indirect sale, issuance,
                ----------
conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to the Company or any of its Wholly Owned Subsidiaries, in any single transaction or series of related transactions of

                     (1) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company; or

                     (2) any other Property or assets of the Company or of any Restricted Subsidiary thereof;

provided that Asset Sales shall not include

                     (1) a transaction or series of related transactions that involves assets having a fair market value or for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

                     (2) sales of inventory and vehicles in the ordinary course of business and consistent with past practices;

                     (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01 of this Indenture;

                     (4) a disposition of obsolete, worn-out, damaged or otherwise unsuitable or unnecessary equipment or other obsolete assets;

                     (5) dispositions with respect to sales of excess energy, capacity and rights of use in the Company's distribution network in the ordinary course of the electricity transmission and distribution business and the electricity generation business;

                     (6) a sale-leaseback of assets within one year of the acquisition of such assets; and

                     (7) a transaction or series of transactions that results in a Change of Control.

               "Asset Sale Proceeds" means, with respect to any Asset Sale,
                -------------------

                     (1) cash received by the Company or any Restricted Subsidiary of the Company from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset
               Sale), after

                           (a) provision for all income or other taxes measured by or resulting from such Asset Sale,

                           (b)  payment of all brokerage commissions,
                     underwriting and other fees and expenses related to such Asset Sale,

                           (c) provision for minority interest holders in any Restricted Subsidiary of the Company as a result of such Asset Sale,

                           (d) repayment of Indebtedness that is secured by the assets subject to such Asset Sale or otherwise required to be repaid in connection with such Asset Sale, and

                           (e) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary of the Company as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

               (2) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary of the Company from such Asset Sale or other disposition upon the liquidation or conversion of such promissory notes or non-cash consideration into cash.

          "Attributable Indebtedness" in respect of a Sale and Lease-Back
           -------------------------
Transaction means, as at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

          "Board of Directors" means, with respect to any Person, the board of
           ------------------
directors of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner (or, if there is more than one general partner of such person, the general partner or general partners which may take the applicable action pursuant to the partnership agreement of such Person) of such Person or, if such Person is a limited liability company, the board of managers of such company) or similar governing body or any duly authorized committee thereof.

          "Board Resolution" means with respect to any Person, a copy of a
           ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

          "Capital Stock" means, with respect to any Person, any and all shares,
           -------------
interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

          "Capitalized Lease Obligations" means with respect to any Person,
           -----------------------------
Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Cash Equivalents" means
           ----------------

               (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

               (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard &Poor's Corporation ("S&P") or Moody's Investors Service, Inc.
                                ---
          ("Moody's");
            -------

               (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

               (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

               (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

               (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

          "Certificated Notes" means one or more certificated Notes in
           ------------------
registered form.

          A "Change of Control" of the Company shall be deemed to have occurred
             -----------------
at such time as

               (1)   any Person or group of related Persons for purposes of
          Section 13(d) of the Exchange Act (a "Group"), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of the Company's Capital Stock;

               (2) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or TNMP to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

               (3) there is consummated any consolidation or merger of the Company or TNMP in which the Company or TNMP, as the case may be, is not the continuing or surviving Person or pursuant to which the Common Stock of the Company or TNMP, as the case may be, would be converted into cash, securities or other Property, other than a merger or consolidation of the Company in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger;

               (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or TNMP (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or TNMP, as the case may be, has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or TNMP, as the case may be, then in office;

               (5) the approval by the holders of Capital Stock of the Company or TNMP of any plan or proposal for the liquidation or dissolution of the Company or TNMP, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture); or

               (6) any order, judgment or decree shall be entered against the Company or TNMP decreeing the dissolution or split-up of the Company or TNMP, as the case may be; provided that any sale, assignment, conveyance, transfer or other disposition of TNMP's assets to another Restricted Subsidiary in connection with the Company's compliance with Texas Senate Bill 7 shall not be deemed to be a Change of Control hereunder.

          "Common Stock" of any Person means all Capital Stock of such Person
           ------------
that is generally entitled to

               (1)  vote in the election of directors of such Person; or

               (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Company" has the meaning provided in the fifth paragraph of this
           -------
Indenture until a successor replaces the Company pursuant to Article 5 of this Indenture and thereafter means the successor.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
           ----------------------------------------
Person, the ratio of EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction
      -------------------
giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for
            ----------------
the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" shall
                                  ------       --------------------------
be calculated after giving effect on a pro forma basis for the period of such calculation to

               (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

               (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA shall be included only to the extent that Consolidated Net Income would be includable pursuant to the definition of "Consolidated Net Income") (including any pro forma expense and
              -----------------------
          cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

          If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but
 --------------------------
not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"
                            -----------------------------------------

               (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

               (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

               (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person, for
           --------------------------
any period, the sum, without duplication, of

               (1)   Consolidated Interest Expense, plus

               (2)   the product of

                     (a) the amount of all dividend payments (whether or not in cash) on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period times

                     (b) a fraction, the numerator of which is one and the
               denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person, for
           -----------------------------
any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis including, but not limited to,

               (1) imputed interest included in Capitalized Lease Obligations and Attributable Indebtedness;

               (2) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

               (3) the net payment obligations associated with Hedging Obligations;

               (4) amortization of financing fees and expenses and the write-off of deferred financing costs;

               (5)  the interest portion of any deferred payment obligation;

               (6)  amortization of discount or premium, if any;

               (7) all non-cash interest expense (other than interest amortized to cost of sales);

               (8)  all capitalized interest for such period; and

               (9) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person.

          "Consolidated Leverage Ratio" means, with respect to any Person, the
           ---------------------------
ratio of

               (1) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries and Preferred Stock of any such Restricted Subsidiary issued in accordance with Section 4.19 as of the date of calculation (the "Transaction Date") on a consolidated basis determined in accordance with GAAP to

               (2) such Person's EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination for which financial statements are available.

For purposes of this definition, clauses (1) and (2) above will be calculated after giving effect on a pro forma basis to

               (1) any incurrence or repayment of Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

               (2) any Asset Sales or Asset Acquisitions (including any EBITDA (provided that such EBITDA will be included only to the extent that Consolidated Income would be includable pursuant to the definition of "Consolidated Net Income") (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

          If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary or such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

          "Consolidated Net Income" means, with respect to any Person, for any
           -----------------------
period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that

               (1) the portion of Net Income of any Person, other than a Restricted Subsidiary of the referent Person, shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary of such referent Person;

               (2) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of, and for only the period of time that, such restriction or limitation actually prohibits the payment of such dividends or the making of such other distributions;

               (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

               (4) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded;

               (5)   extraordinary gains and losses shall be excluded;

               (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded; and

               (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.

          "Corporate Trust Office" means the office of the Trustee at which at
           ----------------------
any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

          "Cumulative Consolidated Net Income" means, with respect to any
           ----------------------------------
Person, as of any date of determination, the Consolidated Net Income of such Person from April 1, 2000 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "Default" means an event or condition the occurrence of which is, or
           -------
with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Depository" means, with respect to the Notes issued in the form of
           ----------
one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

          "Designated Senior Indebtedness," as to the Company, means
           ------------------------------

               (1)   any Senior Indebtedness under the Senior Credit Facility;
          and

               (2) after the Senior Credit Facility has been paid in full and terminated, any other Senior Indebtedness permitted under this Indenture, (x) the principal amount of which is $50.0 million or more and (y) has been designated by the Company in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" and as to which the Trustee has been given written notice of such designation.

          "Disqualified Capital Stock" means any Capital Stock of a Person or a
           --------------------------
Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions described under Section 4.16 of this Indenture shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

          "EBITDA" means, with respect to any Person and its Restricted
           ------
Subsidiaries, for any period, an amount equal to

               (1)   the sum of

                     (a) Consolidated Net Income for such period, plus

                     (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

                     (c) Consolidated Interest Expense for such period, plus

                     (d) depreciation for such period on a consolidated basis,
               plus

                     (e) amortization of intangibles for such period on a
               consolidated basis, plus

                     (f) any other non-cash items reducing Consolidated Net
               Income for such period (other than any non-cash item requiring an accrual or reserve for cash disbursements in any future period); minus

               (2) all non-cash items increasing Consolidated Net Income (other than any non-cash items that were accrued in the ordinary course of business) for such period,

all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment (other than a Restricted Subsidiary) of such Person shall be included only

               (1) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or

               (2) if the cash income derived from such Investment is attributable to Cash Equivalents.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the SEC promulgated thereunder.

          "Exchange Notes" has the meaning provided in the preamble to this
           --------------
Indenture.

          "fair market value" means, with respect to any asset or Property, the
           -----------------
price which could be negotiated in an arm's-length, free market transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution.

          "GAAP" means generally accepted accounting principles consistently
           ----
applied as in effect in the United States from time to time.

          "Guarantee" means any guarantee by a Guarantor of the obligations of
           ---------
the Company with respect to the Notes.

          "Guarantor" means the issuer at any time of a guarantee (so long as
           ---------
such guarantee remains outstanding).

          "Guarantor Senior Indebtedness" means the principal of and premium, if
           -----------------------------
any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with all Indebtedness of any Guarantor owed to lenders under the Senior Credit Facility; all obligations of any Guarantor with respect to Hedging Obligations; all obligations of any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments; all other Indebtedness of any Guarantor which does not provide that it is to rank equally with or subordinate to the Guarantee of such Guarantor; and all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness shall not include Indebtedness of any Guarantor to any of its Subsidiaries, or to any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries; Indebtedness represented by the Guarantees; and Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness; any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business; Indebtedness incurred in violation of this Indenture; Indebtedness represented by Disqualified Capital Stock; and any Indebtedness to or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor.

          "Hedging Obligations" means, with respect to any Person, the net
           -------------------
payment obligations of such Person under

               (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and

               (2) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity, electricity or fuel prices, interest rates or currency exchange rates.

          "Holder" or "Noteholder" means a Person in whose name a Note is
           ------      ----------
registered on the Registrar's books.

          "incur" means, with respect to any Indebtedness or other obligation of
           -----
any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings
      ----------    --------    ---------        ---------
correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

          "Indebtedness" means (without duplication), with respect to any
           ------------
Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any Property if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included,

               (1)  any Capitalized Lease Obligations of such Person;

               (2) obligations secured by a lien to which the Property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed;

               (3) guarantees of (or obligations with respect to letters of credit supporting) items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

               (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

               (5) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof and any Preferred Stock of a Restricted Subsidiary of such Person incurred under Section 4.19 of this Indenture; and

               (6) hedging obligations of any such Person applicable to any of the foregoing (if and to the extent such hedging obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that

               (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

               (2)  Indebtedness shall not include

                    (a) any liability for federal, state, local or other taxes,
               and

                    (b) any accounts payable, trade payables and other accrued liabilities arising from the purchase of goods or materials or for services obtained in the ordinary course of business.

          "Indenture" means this Indenture as amended, restated or supplemented
           ---------
from time to time.

          "Independent Financial Advisor" means an investment banking, financial
           -----------------------------
advisory, valuation or accounting firm of national reputation in the United
States

               (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company, and

               (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

Notwithstanding the foregoing, CIBC and its Affiliates shall be deemed to be Independent Financial Advisors.

          "Initial Notes" has the meaning provided in the preamble to this
           -------------
Indenture.

          "Initial Purchasers" refers to CIBC World Markets Corp., Chase
           ------------------
Securities Inc. and Barclays Capital Inc.

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

          "Interest Payment Date" means the stated maturity of an installment of
           ---------------------
interest on the Notes.

          "Investment Grade Rating" means a rating equal to or higher than Baa3
           -----------------------
(or the equivalent) and BBB- (or the equivalent) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof) and Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. (or any successor to the rating agency business thereof), respectively.

          "Investments" means, with respect of any Person, directly or
           -----------
indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of Property to others, payments for Property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude

               (1) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person; and

               (2)  the repurchase of securities of any Person by such Person.

For the purposes of Section 4.11 of this Indenture, (1) "Investments" (a) include and are valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and (b) exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, provided that, in no event may such amount exceed the net amount of any Investments constituting Restricted Payments made in such Subsidiary after the Issue Date and (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the (i) amount returned in cash with respect to such Investment whether through interest payments, principal payments, dividends or other distributions and (ii) proceeds received by the Company or any of its Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investment; provided that the aggregate of all such reductions may not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment of distributions or receipt of any such other amounts may reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means April 7, 2000.
           ----------

          "Lien" means, with respect to any Property or assets of any Person,
           ----
any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Maturity Date" means April 1, 2010.
           -------------

          "Net Income" means, with respect to any Person, for any period, the
           ----------
net income (loss) of such Person determined in accordance with GAAP.

          "Net Proceeds" means
           ------------

               (1) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith,

               (2) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less
                               ---
          all expenses incurred by such Person in connection therewith), and

               (3) in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after the payments of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

          "Non-Payment Default" means any event (other than a Payment Default)
           -------------------
the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

          "Notes" means the Initial Notes and the Exchange Notes treated as a
           -----
single class of securities, as amended or supplemented from time to time in accordance wit the terms hereof, that are issued pursuant to this Indenture.

          "Officer" means, with respect to any Person, the Chief Executive
           -------
Officer, the Chief Financial Officer, Chief Accounting Officer, Treasurer, President or any Vice President of such Person.

          "Officers' Certificate" means, with respect to any Person, a
           ---------------------
certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Chief Accounting Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

          "Opinion of Counsel" means a written opinion from legal counsel who
           ------------------
and which is acceptable to the Trustee complying with the requirements of this Indenture. Such legal counsel shall be outside counsel and not an employee of or in-house counsel to the Company.

          "Payment Default" means any default, whether or not any requirement
           ---------------
for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness.

          "Permitted Asset Swap" means, with respect to any Person, the
           --------------------
substantially concurrent exchange of assets of such Person for assets of another Person which are useful to the business of such aforementioned Person.

          "Permitted Holders" means Laurel Hill Capital Partners LLC, Caravelle
           -----------------
Investment Fund, L.L.C., CIBC WG Argosy Merchant Fund 2, L.L.C., Co-Investment Merchant Fund 3, L.L.C., Continental Casualty Company and their respective affiliates, other than their portfolio companies.

          "Permitted Indebtedness" means:
           ----------------------

               (1) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility, in an aggregate principal amount not to exceed $185.0 million at any time outstanding less any mandatory prepayments actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder;

               (2) Indebtedness under the Notes and this Indenture;

               (3) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date reduced by the amount of any mandatory prepayments, permanent reductions or scheduled payments actually made thereunder;

               (4) Indebtedness of the Company to any Wholly Owned Subsidiary and Indebtedness of any Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary, in each case subject to no Lien held by a Person other than the Company; provided, however, that:

                   (a) if the Company is the obligor on such Indebtedness, such
               Indebtedness must be expressly subordinate in right of payment to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Company; and

                   (b) if as of any date any Person other than the Company or a
               Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or if as of any date any Person other than the Company holds a Lien in respect of such Indebt-edness, such Indebtedness or Lien shall be deemed to constitute an incurrence of Indebtedness not permitted by this clause (4);

               (5) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire Property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $10.0 million at any one time outstanding;

               (6) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

               (7) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of the Company or such Restricted Subsidiary and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to

                    (a) interest rate risk, the notional principal amount of
               such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and

                    (b) currency risk, such Hedging Obligation does not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

               (8) Indebtedness of a Restricted Subsidiary (other than any Regulated Restricted Subsidiary) of the Company assumed by the Company to the extent such Indebtedness was permitted to be incurred by such Restricted Subsidiary at the time of incurrence thereof;

               (9)  Refinancing Indebtedness;

               (10) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

               (11) Indebtedness consisting of performance and other similar bonds and reimbursement obligations incurred by the Company in the ordinary course of business securing the performance of contractual, franchise, license or other obligations of the Company or a Restricted Subsidiary;

               (12) Indebtedness of a Receivables Subsidiary that is not recourse to the Company or any other Restricted Subsidiary (other than with respect to Standard Securitization Undertakings) in connection with a Qualified Receivables Transaction;

               (13) Indebtedness of the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to bankers' acceptances and letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that obligations arising upon the drawing of such letters of credit or the incurrence of such Indebtedness are reimbursed within 30 days following such drawing or incurrence;

               (14) the accrual of interest, the issuance of additional Indebtedness in the form of additional promissory notes or otherwise in lieu of the payment of cash interest and the accretion of accreted value; and

               (15) additional Indebtedness of the Company and its Restricted Subsidiaries (other than its Regulated Restricted Subsidiaries) not to exceed $25.0 million in aggregate principal amount at any one time outstanding (which may be, but shall not be required to be, in the form of additional Indebtedness under the Senior Credit Facility).

          "Permitted Investments" means Investments made on or after the Issue
           ---------------------
     Date consisting of:

               (1) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Wholly Owned Subsidiary;

               (2) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment

                    (a) such Person becomes a Wholly Owned Subsidiary of the
               Company, or

                    (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary thereof;

               (3) Investments in cash and Cash Equivalents;

               (4) reasonable and customary loans made to employees not to exceed $2.0 million in the aggregate at any one time outstanding;

               (5) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.13 of this Indenture;

               (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

               (7) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and not for speculative purposes;

               (8) any Investment solely in exchange for the issuance of equity interests (other than Disqualified Capital Stock) of the Company;

               (9) the contribution by the Company of any portion or all of the undeveloped sites located on the 2,700 acres adjacent to TNP One to any Person in exchange for an equity interest in such Person; provided that such Person may not be a Subsidiary of the Company; provided, further, that (a) at or prior to the time of such contribution, the Company shall have received a minimum of $150 million of gross proceeds from the sale of TNP One and (b) at the time of such contribution, the Company's Consolidated Leverage Ratio is equal to or less than 4.5 to 1.0.; and

               (10) additional Investments not to exceed $10.0 million at any one time outstanding.

          "Permitted Liens" means
           ---------------

               (1) Liens on Property or assets of, or any shares of Capital Stock of or secured Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person is merged into the Company or any of its Restricted Subsidiaries; provided that such Liens

                    (a) are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, and

                    (b) do not extend to or cover any Property, assets, Capital
               Stock or Indebtedness other than those of such Person at the time such Person becomes a Restricted Subsidiary or is merged into the Company or any of its Restricted Subsidiaries;

               (2) Liens securing Senior Indebtedness which Senior Indebtedness is outstanding on the Issue Date or incurred in compliance with
          Section 4.10 of this Indenture;

               (3)  Liens existing on the Issue Date;

               (4) Liens securing the Notes and Liens in favor of the Trustee and any Lien granted in respect of amounts owed to the Trustee or to any trustee or similar institution under any indenture for Indebtedness permitted under this Indenture;

               (5) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, asset, Capital Stock or Indebtedness other than the Property, asset, Capital Stock or Indebtedness so refunded, refinanced or extended;

               (6) Liens in favor of the Company or any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary);

               (7) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; provided that

                    (a) the principal amount of the Indebtedness secured by such
               Lien does not exceed 100% of the purchase price, or the cost of installation, construction or improvement, of the Property or asset to which such Purchase Money Indebtedness relates,

                    (b) such Lien does not extend to or cover any Property or
               asset other than such item of Property or asset and any improvements on such Property or asset, and

                    (c) such Lien is created at the time of such acquisition or within 100 days of such acquisition or the completion of such installation, construction or improvement, as the case may be;

               (8) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens imposed by law arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP have been made therefor;

               (9) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings;

               (10) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (5) of the definition of "Permitted Indebtedness"; provided that such Lien does not extend to any Property other than that subject to the underlying lease;

               (11) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

               (12) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance, completion and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

               (13) judgment Liens not giving rise to a Default or an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

               (14) Liens relating to Hedging Obligations;

               (15) Liens in favor of the Company securing intercompany Indebtedness issued by any Restricted Subsidiary to the Company;

               (16) Liens securing reimbursement obligations with respect to letters of credit incurred in the ordinary course which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; provided, the Indebtedness represented thereby is permitted under this Indenture;

               (17) Liens on Capital Stock of Unrestricted Subsidiaries;

               (18) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $1.0 million in the aggregate at any one time outstanding; and

               (19) any extensions, substitutions, replacements or renewals of the foregoing.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

          "Preferred Stock" means any Capital Stock of a Person, however
           ---------------
designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

          "Property" of any Person means all types of real, personal, tangible,
           --------
intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

          "Public Equity Offering" means a public offering by the Company of
           ----------------------
shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.

          "Purchase Money Indebtedness" means Indebtedness of any Person
           ---------------------------
incurred in the normal course of business of such Person for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any Property or asset.

          "Qualified Institutional Buyer" shall have the meaning specified in
           -----------------------------
Rule 144A promulgated under the Securities Act.

          "Qualified Receivables Transaction" means any transaction or series of
           ---------------------------------
transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the

Company or any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto, including, without limitation, all collateral securing the accounts receivable, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of the accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable. In addition, "Qualified Receivables Transaction" shall include any financing transaction by the Company or any Restricted Subsidiary under Chapter 39, Subchapter G of the Texas Public Utility Regulatory Act or any analogous law which the Company or such Restricted Subsidiary is subject to.

          "Rating Agencies" means Standard & Poor's Ratings Service, a division
           ---------------
of McGraw Hill, Inc., and Moody's Investors Service, Inc. or any successor to the respective rating agency businesses thereof.

          "Receivables Subsidiary" means a Wholly Owned Subsidiary of the
           ----------------------
Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary:

                    (1) has no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

                         (a) guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

                         (b) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or

                         (c) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

               (2) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary of the Company than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

               (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

Any designation of a Wholly Owned Subsidiary of the Company as a Receivables Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Board of Directors of the Company giving effect to such designation and an officers' certificate certifying that the designation complied with preceding conditions and was permitted by this Indenture.

          "Record Date" for interest payable on any Interest Payment Date
           -----------
(except a date for payment of default interest) means the 15th of March and the 15th of September (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.

          "Redemption Date" when used with respect to any Note to be redeemed
           ---------------
means the date fixed for such redemption pursuant to this Indenture.

          "Redemption Price" when used with respect to any Note to be redeemed
           ----------------
means the price fixed for such redemption pursuant to this Indenture.

          "Refinancing Indebtedness" means Indebtedness that refunds, refinances
           ------------------------
or extends any Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that

               (1) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

               (2) the Refinancing Indebtedness is scheduled to mature either

                    (a) no earlier than the Indebtedness being refunded,
               refinanced or extended, or

                    (b) after the maturity date of the Notes;

               (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

               (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of

                    (a) the aggregate principal amount then outstanding under
               the Indebtedness being refunded, refinanced or extended,

                    (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended,

                    (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

               (5) such Refinancing Indebtedness is incurred by the same Person (or its successor) that initially incurred the Indebtedness being refunded, refinanced or extended.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated as of April 7, 2000 among the Company and the Initial
Purchasers.

          "Regulated Restricted Subsidiary" means a Restricted Subsidiary that
           -------------------------------
is regulated or certified by the Public Utility Commission of Texas or the New Mexico Public Regulation Commission or any successor thereto or any analogous regulatory body of any state of the United States or the District of Columbia.

          "Regulation S" means Regulation S promulgated under the Securities
           ------------
Act.

          "Restricted Payment" means any of the following:
           ------------------

               (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company);

               (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary of the Company, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

               (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

               (4) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

               (5) any designation of a Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Subsidiary on the date of such designation); and

               (6) the forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary of the Company.

          "Restricted Security" has the meaning set forth in Rule 144(a)(3)
           -------------------
promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

          "Restricted Subsidiary" means a Subsidiary of the Company other than
           ---------------------
an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giv-ing effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action),

               (1) the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
          4.10 of this Indenture; and

               (2) no Default or Event of Default shall have occurred and be continuing or result therefrom.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.
           ---------

          "Sale and Lease-Back Transaction" means any arrangement with any
           -------------------------------
Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

          "SEC" means the United States Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the SEC promulgated thereunder.

          "Senior Credit Facility" means the Credit Agreement dated as of April
           ----------------------
7, 2000, among ST Acquisition Corp., whose rights and obligations thereunder will be assumed by the Company upon consummation of the Merger, the lenders party thereto in their capacities as lenders thereunder, Canadian Imperial Bank of Commerce, as administrative agent, and CIBC World Markets Corp. and Chase Securities Inc., as co-arrangers and co-book managers, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.10 of this Indenture ) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Senior Indebtedness" means the principal of and premium, if any, and
           -------------------
interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

               (1) all Indebtedness of the Company owed to lenders under the Senior Credit Facility;

               (2) all obligations of the Company with respect to Hedging Obligations;

               (3) all obligations of the Company to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

               (4) all other Indebtedness of the Company which does not provide that it is to rank equally with or subordinate to the Notes; and

               (5) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

          Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include

               (1) Indebtedness of the Company to any of its Subsidiaries, or to any Affiliate of the Company or any of such Affiliate's Subsidiaries;

               (2)  Indebtedness represented by the Notes;

               (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

               (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

               (5)  Indebtedness incurred in violation of this Indenture;

               (6)  Indebtedness represented by Disqualified Capital Stock; and

               (7) any Indebtedness to or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company.

          "Standard Securitization Undertakings" means representations,
           ------------------------------------
warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction.

          "Subsidiary" of any specified Person means any corporation,
           ----------
partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

               (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

               (2) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

          "Texas Senate Bill 7" means Senate Bill 7 of the State of Texas signed
           -------------------
in June 1999 by Texas Governor George W. Bush which implements competition in Texas retail electric markets.

          "TNMP" means Texas-New Mexico Power Company, a Texas corporation.
           ----

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939
           -------------------      ---
(15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

          "Trust Officer" means, when used with respect to the Trustee, any
           -------------
officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it pursuant to this Indenture and thereafter means the successor.

          "Unrestricted Subsidiary" means
           -----------------------

               (1) any Subsidiary of an Unrestricted Subsidiary; and

               (2) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company;

provided that a Subsidiary may be so classified as an Unrestricted Subsidiary only if

                    (a) such classification is in compliance with Section 4.11 of this Indenture; and

                    (b) neither the Company nor any Restricted Subsidiary shall at any time

                        (i) provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

                        (ii) be directly or indirectly liable for any Indebtedness of such Subsidiary or

                        (iii) be directly or indirectly liable for any other
                    Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) to the extent

                        (i) that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to Section 4.10 under this Indenture and

                        (ii) the provision of such guarantee and the incurrence
                    of such Indebtedness otherwise would be permitted under
                    Section 4.11 of this Indenture.

          The Trustee shall be provided with an Officers' Certificate stating that such designation is permitted and setting forth the basis upon which the calculations required by this definition were computed, together with a copy of the Board Resolution adopted by the Board of Directors of the Company making such designation.

          "U.S. Government Obligations" means (a) securities that are direct
           ---------------------------
obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing

               (1) the then outstanding aggregate principal amount of such Indebtedness into

               (2) the sum of the total of the products obtained by multiplying

                    (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

                    (b) the number of years (calculated to the nearest one-
               twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Subsidiary" means any Restricted Subsidiary, all of the
           -----------------------
outstanding voting securities (other than directors' qualifying shares and, in the case of TNMP, other than shares of preferred stock outstanding on the Issue
Date) of which are owned, directly or indirectly, by the Company.

Section 1.02.    Other Definitions.
                 ------------------

          The definitions of the following terms may be found in the sections indicated as follows:

                       Term                           Defined in Section
                       ----                           ------------------

"Affiliate Transaction".............................        4.14
"Agent Members".....................................        2.15
"Authenticating Agent"..............................        2.02
"Bankruptcy Law"....................................        6.01
"Business Day"......................................       13.07
"Change of Control Offer"...........................        4.16
"Change of Control Payment Date"....................        4.16
"Change of Control Purchase Price"..................        4.16
"Covenant Defeasance"...............................        9.03
"Custodian".........................................        6.01
"Event of Default"..................................        6.01
"Excess Proceeds Offer".............................        4.13
"Excess Proceeds Payment Date"......................        4.13
"Funding Guarantor".................................       10.03
"Global Notes"......................................        2.01
"Guarantee Payment Blockage Period".................       11.03
"Guarantor Representative"..........................       11.03
"Initial Blockage Period"...........................       12.03
"Initial Guarantee Blockage Period".................       11.03
"Legal Defeasance"..................................        9.02
"Legal Holiday".....................................       13.07
"Paying Agent"......................................        2.03
"Payment Blockage Period"...........................       12.03
"Registrar".........................................        2.03
"Regulation S Global Note"..........................        2.01
"Representative"....................................       12.03
"Resale Restriction Termination Date"...............        2.16
"Rule 144A Global Note".............................        2.01
"Senior Preferred Stock"............................        4.17

Section 1.03.    Incorporation by Reference of Trust Indenture Act.
                 --------------------------------------------------

          Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.
           --------------------

          "indenture securityholder" means a Holder.
           ------------------------

          "indenture to be qualified" means this Indenture.
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee.
           -----------------      ---------------------

          "obligor on the indenture securities" means the Company, the
           -----------------------------------
Guarantors or any other obligor on the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.04.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) words used herein implying any gender shall apply to every gender.

                                   ARTICLE 2

                                   THE NOTES

Section 2.01.  Form and Dating.
               ---------------

          The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and
                                      ---------
the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements
   ---------
required by law, stock exchange rule or Depository rule or usage. The form of the Notes and any notation, legend or endorsement on them shall be satisfactory to both the Company and the Trustee. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

          The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of
----------     -
this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          The Notes shall be issued initially in the form of two or more permanent global Notes (the "Global Notes"). Notes offered and sold (i) in
                             ------------
reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the " Rule 144A Global Note") and (ii) in offshore transactions in
   ---------        ---------------------
reliance on Regulation S shall be issued initially in the
form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Regulation S Global Note"), and in each
                      ---------       ------------------------
case shall be deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Section 2.02.  Execution and Authentication.
               ----------------------------

          The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and the Secretary of the Company. Such signature shall be manual. The Company's seal may be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Note. Such signature may be either manual or facsimile. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee or an authentication agent (the "Authenticating Agent")
                                                       --------------------
shall authenticate (i) Initial Notes for original issue on the date of this Indenture in the aggregate principal amount not to exceed $275,000,000 and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Note or Certificated Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof.

          Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an Authenticating Agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same right as an Agent to deal with the Company and Affiliates of the Company.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

Section 2.03.  Registrar and Paying Agent.
               --------------------------

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office
                                                         ---------
or agency located in the Borough of Manhattan, The City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office
                                                    ------------
or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide the Company a current copy of such register from time to time upon request of the Company. The Company may have one or more co-Registrars and one or more additional Paying Agents. Neither the Company nor any Affiliate of the Company may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.  Paying Agent to Hold Assets in Trust.
               ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith distribute to the Trustee all assets so held in trust by such Paying Agent together with a complete accounting of such sums. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05.  Noteholder Lists.
               ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders which list may be conclusively relied on by the Trustee.

Section 2.06.  Transfer and Exchange.
               ---------------------

          Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.13, 4.16 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

          The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

Section 2.07.  Replacement Notes.
               -----------------

          If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note. An indemnity bond must be delivered to the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. Each of the Company and the Trustee may charge for its expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in their discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

          Every replacement Note is an additional obligation of the Company.

Section 2.08.  Outstanding Notes.
               -----------------

          Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those paid pursuant to Section 2.07 and those described in this
Section 2.08 as not outstanding.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced
Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

          If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09.  Treasury Notes.
               --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10.  Temporary Notes.
               ---------------

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

Section 2.11.  Cancellation.
               ------------

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, dispose of Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to
Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12.  Defaulted Interest.
               ------------------

          The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under Bankruptcy Law) at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Notes.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

Section 2.13.  Deposit of Moneys.
               -----------------

          Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.14.  CUSIP Number.
               ------------

          The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

Section 2.15.  Book-Entry Provisions for Global Notes.
               --------------------------------------

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.18.

          Members of, or participants in, the Depository ("Agent Members") shall
                                                           -------------
have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

          (b) Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as Depository for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or (ii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Certificated Notes.

          (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of an authentication order from the Company in the form of an Officers' Certificate, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

          (d) Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

          (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16.  Registration of Transfers and Exchanges.
               ---------------------------------------

          (a) Transfer and Exchange of Certificated Notes.  When Certificated
              -------------------------------------------
Notes are presented to the Registrar or co-Registrar with a request:

          (i)  to register the transfer of the Certificated Notes; or

          (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

          (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (II) in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Note, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction
                                                   ------------------
     Termination Date"), such Certificated Notes shall be accompanied, in the
     ----------------
     sole discretion of the Company, by the following additional information and documents, as applicable:

               (A) if such Certificated Note is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form of Exhibit C hereto); or
                                        ---------

               (B) if such Certificated Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit C hereto); or
                                                    ---------

               (C) if such Certificated Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor
                                        ---------
          certificate for Regulation S transfers substantially in the form of

          Exhibit E hereto; or
          ---------

               (D) if such Certificated Note is being transferred to an Institutional Accredited Investor, delivery of certification to that effect (substantially in the form of Exhibit C hereto), certificates
                                               ---------
          of the transferee in substantially the form of Exhibit D and, at the
                                                         ---------
          option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

               (E) if such Certificated Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit C hereto and, at the
                                              ---------
          option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

               (F) if such Certificated Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Company, an Opinion of
          ---------
          Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Certificated Note for a Beneficial
              ----------------------------------------------------------------
Interest in a Global Note.  A Certificated Note may not be exchanged for a
-------------------------
beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

          (A) in the case of Certificated Notes, the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form of Exhibit C hereto, that such
                                                 ---------
     Certificated Note is being transferred (I) to a Qualified Institutional Buyer, (II) and Institutional Accredited Investor (and, in the case of this clause (II), the Company shall have received a transferee letter of representation substantially in the form of Exhibit A hereto and, at the
                                                 ---------
     option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transaction is in compliance with the Securities Act) or (III) in an offshore transaction in reliance on Regulation S (and, in the case of this clause III, the Company shall have received a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto and, at the option of the Company, an
                    ---------
     Opinion of Counsel reasonably satisfactory to the Company to the effect that such transaction is in compliance with the Securities Act); and

          (B) written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with
Section 2.02, authenticate such a Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes.  The transfer and exchange
              -------------------------------------
of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a U.S. Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (d) Transfer of a Beneficial Interest in a Global Note for a
              --------------------------------------------------------
Certificated Note.  (i) Any Person having a beneficial interest in a Global Note
-----------------
may upon request exchange such beneficial interest for a Certificated Note.
Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

          (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit C
                                                                   ---------
     hereto); or

          (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit C hereto); or
                                          ---------

          (C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S
                 ---------
     transfers substantially in the form of Exhibit E hereto; or
                                            ---------

          (D) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification (substantially in the form of Exhibit C hereto), a certificate of the transferee in
                    ---------
     substantially the form of Exhibit D and, at the option of the Company, an
                               ---------
     Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit C hereto); or
                                          ---------

          (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C
                                                                  ---------
     hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act,

then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

          (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

          (e) Restrictions on Transfer and Exchange of Global Notes.
              -----------------------------------------------------
Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) Private Placement Legend.  Upon the transfer, exchange or
              ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Trustee receives notice (in the form of an Officers' Certificate or an Opinion of Counsel) that the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

          (g) General.  By its acceptance of any Note bearing the Private
              -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.17.  Restrictive Legends.
               -------------------

          Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the
                                               ------------------------
face thereof until April 7, 2002, unless otherwise agreed to by the Company and the Holder thereof:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF
     ------------------------------------
     THE ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY, OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
     (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH 501(a)(1), (2), (3), or (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO CLAUSE (C) OR (E) ABOVE, PRIOR TO SUCH TRANSFER, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT

     SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Each Global Note shall also bear the following legend:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
     SECTION 2.16 OF THE INDENTURE.

                                   ARTICLE 3

                                   REDEMPTION

Section 3.01.  Notices to Trustee.
               ------------------

          If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, at least 60 days prior to the Redemption Date or during such other period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate.

Section 3.02.  Selection of Notes to Be Redeemed.
               ---------------------------------

          In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed shall be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of any Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon delivery of the original Note to the Paying Agent and cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agents in U.S. legal tender in satisfaction of the applicable Redemption Price pursuant to this Indenture.

Section 3.03.  Notice of Redemption.
               --------------------

          Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 calendar days before the Redemption Date to each Holder to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

          The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

          (4) the name, address and telephone number of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

          (7) the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

          (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

Section 3.04.  Effect of Notice of Redemption.
               ------------------------------

          Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any; pro-vided that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

Section 3.05.  Deposit of Redemption Price.
               ---------------------------

          On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date.

          On and after any Redemption Date, if U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.12.

Section 3.06.  Notes Redeemed in Part.
               ----------------------

          Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4

                                   COVENANTS

Section 4.01.  Payment of Notes.
               ----------------

          The Company shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on that date U.S. legal tender designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section 2.12.

Section 4.02.  Provision of Financial Statements and Other Information.
               -------------------------------------------------------

          (A) Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders, within 15 days of the time periods specified in the SEC rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, in-cluding a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

          If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

          (B) In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (A)(1) and (A)(2) above with the SEC for public availability within 15 day of the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors upon request. The Company will also furnish to Holders and prospective investors upon request the information required to be delivered pursuant to Rule 144 and Rule 144A(B)(4) under the Securities Act. The Company shall also comply with the provisions of TIA Section 314(a).

Section 4.03.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.  Compliance Certificate; Notice of Default; Tax Information.
               ----------------------------------------------------------

          (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year and within 45 days after the end of each the first, second and third fiscal quarters in each fiscal year an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (without regard to notice requirements and periods of grace), and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and, in the case of Restricted Payments, listing all Restricted Payments for such fiscal year or fiscal quarter, as the case may be, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such De-faults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          (c) The annual financial statements delivered pursuant to Section 4.02 shall be accompanied by a written report addressed to the Trustee of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that a Default or Event of Default has occurred under this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (d) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture of the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.02 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such Default or Event of Default, notice or other action, the status thereof and what action the Company is taking or proposes to take within five Business Days of its becoming aware of such occurrence.

          (e) The Company shall calculate and deliver to the Trustee all original issue discount information to be reported by the Trustee to Holders as required by applicable law.

          (f) Delivery of such reports, information and documents to the Trustee, except in the case of clauses (b) and (d) of this Section 4.04, is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.05.  Payment of Taxes and Other Claims.
               ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or Properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the Property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

Section 4.06.  Corporate Existence.
               -------------------

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or limited liability company or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries except where the failure to preserve and keep in full force and effect any such rights, licenses and franchise shall not have a material adverse effect on the financial condition, business, operations or prospects of the Company and its Subsidiaries taken as a whole; and provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.07.  Maintenance of Office or Agency.
               -------------------------------

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 13.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 13.02 as such office of the Company.

Section 4.08.  Compliance with Laws.
               --------------------

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

Section 4.09.  Maintenance of Properties and Insurance.
               ---------------------------------------

          (a) The Company shall cause all material Properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of the Company's business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equip-ment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
Section 4.09 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of any Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such Property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

          (b) The Company shall maintain, and shall cause its respective Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

Section 4.10.  Limitation on Additional Indebtedness.
               -------------------------------------

          (A) The Company shall not, and shall not permit any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary) to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that, if no Default or Event of Default has occurred and is continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1 if the Indebtedness is incurred on or prior to December 31, 2001 and 2.25 to 1 if the Indebtedness is incurred thereafter.

          (B) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that the Company may not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

          For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness which the Company and any Restricted Subsidiary are permitted to issue, the Company and such Restricted Subsidiary, as the case may be, will have the right, in the Company's sole discretion, to classify such item of Indebtedness at the time of its issuance and from time to time thereafter and will only be required to include the amount and type of such Indebtedness under the clause permitting the Indebtedness as so classified.

Section 4.11.  Limitation on Restricted Payments.
               ---------------------------------

          (A) The Company shall not make, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

               (1) no Default or Event of Default has occurred and is continuing at the time of or immediately after giving effect to such Restricted Payment;

               (2) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10 of this Indenture; and

               (3) after giving effect to such Restricted Payment, the aggregate of all Restricted Payments made after the Issue Date does not exceed the sum of

                    (a) 50% of the Company's Cumulative Consolidated Net Income (or minus 100% of any cumulative deficit in Consolidated Net Income during such period),

                    (b) 100% of the aggregate Net Proceeds received by the Company from the issue or sale after the Issue Date of Capital Stock (other than any Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted, exercised or exchanged, as the case may be,

                    (c)  without duplication of any amounts included in clause
               (3)(b) above, 100% of the aggregate Net Proceeds received by the Company from any equity contribution from a holder of the Company's Capital Stock, excluding any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes, and

                    (d)  without duplication, the sum of

                         (i) the aggregate amount returned in cash on or with respect to an Investment (other than a Permitted Investment) in any Person made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions; and

                         (ii) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition (other than to the Company or a Subsidiary of the Company), retirement or redemption of all or any portion of an Investment described in clause (3)(d)(i);

        provided, however, that, with respect to an Investment in any Person, the sum of clauses (i), and (ii) above with respect to the Investment in such Person shall not exceed the aggregate amount of all Investments made in such Person subsequent to the Issue Date; and;

                    (e)  $5.0 million.

          For purposes of determining under clause (3) above, the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and Property other than cash shall be valued at its fair market value.

          (B)  The provisions of this Section 4.11 shall not prohibit

               (1) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

               (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness subordinate in right of payment to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock);

               (3) the redemption or retirement of Indebtedness of the Company subordinate in right of payment to the Notes in exchange for, by conversion into, or out of the Net Proceeds of a substantially concurrent sale or incurrence of, Indebtedness of the Company (other than any Indebtedness owed to a Subsidiary) that is Refinancing Indebtedness;

               (4) distributions to SW Acquisition, L.P. by the Company for the purpose of (a) enabling the partners of SW Acquisition, L.P. to pay their tax liabilities and (b) enabling SW Acquisition, L.P. to pay management, consulting and financial advisory fees and reimburse expenses in an amount in the case of this clause (b) not to exceed $2.0 million in the aggregate in any fiscal year;

               (5) the repurchase, redemption or other acquisition or retirement of any shares of Disqualified Capital Stock out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock; provided, however, that the amounts of the redemption obligations of the Disqualified Capital Stock being issued shall not exceed the amounts of the redemption obligations of, and such Disqualified Capital Stock shall have redemption obligations no earlier than those required by, the Disqualified Capital Stock being refinanced;

               (6) the repurchase, redemption, retirement or acquisition of Capital Stock of the Company from employees or directors of the Company upon such employees' or directors' death, retirement or termination of employment or otherwise in accordance with any employment agreement, employee or director stock option plan or agreement or employee or director equity subscription agreement, in an aggregate amount not to exceed $2.0 million in any calendar year, plus the aggregate cash proceeds received by the Company during such calendar year from any issuance of such Capital Stock to employees or directors of the Company, plus the portion of such $2.0 million which remains unused at the end of the prior calendar year, but in no event to exceed $3.0 million in any calendar year; provided, that the cancellation of Indebtedness owing to the Company from employees or directors in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment; and

               (7) investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale.

          In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (A)(3) above, amounts expended pursuant to clauses (1), (2) and (6) of the immediately preceding paragraph shall be included in such calculation.

          (C) Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an officers' certificate stating that

               (1) such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described above were computed, which calculations may be based upon the Company's latest available financial statements, and

               (2) no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payment.

Section 4.12.  Limitation on Other Senior Subordinated Indebtedness.
               -----------------------------------------------------

          The Company shall not, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes) that is both

               (1) subordinate in right of payment to any Senior Indebtedness of the Company, and

               (2)  senior in right of payment to the Notes.

For purposes of this Section 4.12, Indebtedness is deemed to be senior in right of payment to the Notes if it is not explicitly subordinated in right of payment to Senior Indebtedness of the Company at least to the same extent as the Notes are subordinated to such Senior Indebtedness.

Section 4.13.  Limitation on Asset Sales.
               -------------------------

          (A) The Company shall not, and shall not permit any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary) to, consummate an Asset Sale (excluding any sale of interests in an Unrestricted Subsidiary) unless

               (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of; and

               (2) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash and Cash Equivalents other than in the case where the Company is undertaking a Permitted Asset Swap; provided that the following shall be deemed to be cash for purposes of this clause (2):

                    (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinate in right of payment to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                    (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

          (B) The Asset Sale Proceeds received by the Company or any Restricted Subsidiary may be applied to one or more of the following purposes in such combination as the Company or the applicable Restricted Subsidiary shall elect:

               (1) to the extent the Company or any such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase Indebtedness under any then existing Senior Indebtedness of the Company or any such Restricted Subsidiary within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; an d

               (2) (i) to an Investment in Property or other assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or Property of another Person) or (ii) to the cash collateralization of letters of credit or bankers acceptances designed to facilitate the purchase of property and services; provided that any cash collateral released to the Company or such Restricted Subsidiary upon the expiration of such letters of credit, bankers acceptances or other instruments or arrangements shall be deemed Asset Sale Proceeds received on the date of such release; provided, however, that in the case of clauses (i) and (ii) above, such applications of Asset Sale Proceeds must be made in compliance with Section 4.18 below within 270 days following the receipt of such Asset Sale Proceeds; and

               (3) to the reimbursement of the Company or any such Restricted Subsidiary within 270 days following the receipt of insurance proceeds for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Asset Sale Proceeds consist of insurance proceeds received on account of such loss, damage or taking.

          The aggregate Asset Sale Proceeds from any Asset Sale made by the Company or any of its Restricted Subsidiaries (other than any such Asset Sale Proceeds received by any Regulated Restricted Subsidiary that are not paid as a dividend to the Company) that have not been applied in accordance with the preceding paragraph, and that have not yet been the basis for an Excess Proceeds Offer in accordance with the following paragraph, are referred to herein as "Available Asset Sale Proceeds."

          If the Available Asset Sale Proceeds exceed $10.0 million, the Company or such Restricted Subsidiary, as the case may be, must apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer").

          (C) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the date specified in clause (B)(2) above, a notice to the Holders. Such notice shall be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, and shall state:

               (1) that the Excess Proceeds Offer is being made by the Company or such Restricted Subsidiary pursuant to this Section 4.13;

               (2) that such Holders have the right to require the Company or such Restricted Subsidiary to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed (the "Excess
                                                                       ------
          Proceeds Payment Date");
          ---------------------

               (3) that any Note not tendered or accepted for payment will continue to accrue interest;

               (4) that any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

               (5) that Holders accepting the offer to have their Notes purchased pursuant to an Excess Proceeds Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Excess Proceeds Payment Date;

               (6) that Holders will be entitled to withdraw their acceptance of the Excess Proceeds Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Excess Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

               (7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Excess Proceeds, Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased);

               (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

               (9) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes;

               (10) any other procedures that a Holder must follow to accept an Excess Proceeds Offer or effect withdrawal of such acceptance; and

               (11)  the name and address of the Paying Agent.

          On the Excess Proceeds Payment Date, the Company or such Restricted Subsidiary shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, (2) deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, on the Notes to be purchased or portions thereof, (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.13. The Paying Agent shall promptly mail to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Excess Proceeds Payment Date.

          If an Excess Proceeds Offer is not fully subscribed, the Company or such Restricted Subsidiary may retain the portion of the Available Asset Proceeds not required to repurchase Notes.

          (D) In the event of the transfer of substantially all of the Property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 of this Indenture, the successor Person shall be deemed to have sold the Properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this
Section 4.13, and shall comply with the provisions of this Section 4.13 with respect to such deemed sale as if it were an Asset Sale.

          (E) The Company and any such Restricted Subsidiary shall comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Company or such Restricted Subsidiary shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

Section 4.14.  Limitation on Transactions with Affiliates.
               ------------------------------------------

          (A) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, Property or services) with or for the benefit of any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or
                        ---------------------
otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless

               (1) such Affiliate Transaction is between or among the Company and one or more of its Wholly Owned Subsidiaries, or

               (2) the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

          In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $2.0 million which is not permitted under clause (1) above, the Company must obtain a board resolution of the Board of Directors of the Company (and approved by at least a majority of the disinterested director) certifying that such Affiliate

Transaction complies with clause (2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $5.0 million which is not permitted under clause (1) above, the Company must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

          (B) The foregoing provisions shall not apply to

               (1) any Restricted Payment that is not prohibited by the provisions described under Section 4.11 of this Indenture;

               (2) fees and compensation paid to, and indemnity provided on behalf of, and employee benefit arrangement for, officers, directors or employees of the Company or any Restricted Subsidiary of the Company, as determined in good faith by the Company's Board of Directors or senior management;

               (3) any transactions with and any reasonable fees paid to Laurel Hill Capital Partners LLC and its Affiliates and CIBC World Markets Corp. and its Affiliates relating to advisory, banking and investment banking services provided to the Company or any Restricted Subsidiary of the Company, subject to approval by the Company's Board of Directors;

               (4) distributions to SW Acquisition, L.P. by the Company for the purpose of (a) enabling the partners of SW Acquisition, L.P. to pay their tax liabilities and (b) enabling SW Acquisition, L.P. to pay management, consulting and financial advisory fees and reimburse expenses in an amount in the case of this clause (b) not to exceed $2.0 million in the aggregate in any fiscal year;

               (5) loans or advances to employees of the Company or any Restricted Subsidiary in the ordinary course of business, but in any event not to exceed $2.0 million in the aggregate outstanding at any time;

               (6) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business approved in good faith by the Company's Board of Directors; or

               (7) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date.

Section 4.15.  Limitation on Liens.
               -------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary) to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any Property or asset of the Company or any of its Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary of the Company which owns Property or assets, now owned or hereafter acquired, without making, or causing the Restricted Subsidiary to make, effective provision for securing the Notes; and:

               (1) if such Lien secures Indebtedness which is subordinate in right of payment to the Notes, such Lien shall be subordinate to the Lien granted to Holders to the same extent as such Indebtedness is subordinate in right of payment to the Notes; and

               (2) in all other cases, the Notes are equally and ratably secured.

Section 4.16.  Change of Control.
               -----------------

          (A) If a Change of Control occurs, the Company shall be obligated to make an offer to purchase (the "Change of Control Offer") each Holder's
                                -----------------------
outstanding Notes at a purchase price (the "Change of Control Purchase Price")
                                            --------------------------------
equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth below.

          (B) Within 30 days of the occurrence of a Change of Control, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

               (1) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes tendered will be accepted for payment;

               (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control
                                                            -----------------
          Payment Date"));
          ------------

               (3)  that any Note not tendered will continue to accrue interest;

               (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of the Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

               (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

               (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

               (9)  the name and address of the Paying Agent.

          On the Change of Control Payment Date, the Company shall (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

          The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth above applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          (C) Prior to the mailing of the notice to Holders described in clause
(B) above, the Company covenants to

               (1) repay in full all obligations and terminate all commitments under or in respect of all Senior Indebtedness the terms of which prohibit the purchase by the Company of the Notes upon a Change of Control in compliance with the terms of this Section 4.16 or offer to repay in full all obligations and terminate all commitments under or in respect of all such Senior Indebtedness and repay the Senior Indebtedness owed to each such lender who has accepted such offer; or

               (2) obtain the requisite consents under all such Senior Indebtedness to permit the repurchase of the Notes pursuant to this
          Section 4.16.

The Company must first comply with the covenant described in the preceding sentence before it will be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in clause (3) of Section 6.01 of this Indenture.

          (D) (1) If the Company or any of its Restricted Subsidiaries has outstanding Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock, and the Company or such Restricted Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders and (2) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Pre-ferred Stock prior to the payment of the Notes tendered pursuant to a Change of Control Offer in the event of a Change in Control under this Indenture.

          (E) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16 by virtue thereof.

Section 4.17.  Limitation on Dividend and Other Payment Restrictions Affecting
               ---------------------------------------------------------------
               Restricted Subsidiaries.
               ------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to

               (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company

                    (a)  on its Capital Stock or

                    (b) with respect to any other interest or participation in, or measured by, its profits;

               (2) repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary of the Company;

               (3) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries; or

               (4) transfer any of its Properties or assets to the Company or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of

               (1) encumbrances or restrictions existing or entered into on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date, including, without limitation, the stipulation agreements entered into with the hearings held by the New Mexico Public Regulation Commission and the Public Utility Commission of Texas, the restrictions to be included in the amended and restated articles of incorporation of TNP Enterprises, Inc. and Texas-New Mexico Power Company that will become effective on the date of the closing of the Merger, and any amendments, extensions or renewals thereof that are no more restrictive in any material respect with regard to the interests of the Holders of Notes than the restrictions and encumbrances in effect on the Issue Date;

               (2) any instrument governing Indebtedness of Regulated Restricted Subsidiaries; provided that such restrictions or encumbrances are no more restrictive in the aggregate than those contained in the instruments governing Indebtedness of Regulated Restricted Subsidiaries on the Issue Date;

               (3) any instrument governing Indebtedness of any Restricted Subsidiary that was a Regulated Restricted Subsidiary at any time after such Restricted Subsidiary ceases to be a Regulated Restricted Subsidiary, to the extent and in the manner such encumbrances and restrictions are in effect on the date such Restricted Subsidiary ceases to be a Regulated Restricted Subsidiary; provided that such encumbrances and restrictions (together with encumbrances and restrictions that apply to all Regulated Restricted Subsidiaries and Restricted Subsidiaries that were Regulated Restricted Subsidiaries) are no more restrictive in the aggregate than those contained in the instruments governing Indebtedness of Regulated Restricted Subsidiaries on the Issue Date;

               (4)   financial maintenance covenants;

               (5)   this Indenture and the Notes;

               (6)   applicable law or regulation;

               (7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the Property or assets of any Person, other than the Person, or the Property or assets of the Person (including any Subsidiary of the Person), so acquired;

               (8) customary net worth or non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

               (9) Refinancing Indebtedness; provided that such restrictions, including restricted payment baskets, are no more restrictive than those contained in the agreements governing the Indebtedness being refunded, refinanced or extended;

               (10) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the Property subject to such security agreements and mortgages;

               (11) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

               (12) the Senior Redeemable Preferred Stock issued on the Issue Date (the "Senior Preferred Stock"); or

               (13) any Preferred Stock that refinances the Senior Preferred Stock; provided that such restrictions, including restricted payment baskets, are no more restrictive than those that apply to the Senior Preferred Stock.

Section 4.18.  Limitation on Conduct of Business.
               ---------------------------------

          The Company and its Restricted Subsidiaries shall not engage in any businesses which are not the same, similar, ancillary or related to the businesses in which the Company and its Restricted Subsidiaries are engaged in on the Issue Date. No Regulated Restricted Subsidiary will own any capital stock of any Restricted Subsidiary that is not a Regulated Restricted Subsidiary.

Section 4.19.  Limitation on Preferred Stock of Restricted Subsidiaries.
               --------------------------------------------------------

          The Company shall not permit any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary) to issue any Preferred Stock (except Preferred Stock issued to the Company or a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to hold any such Preferred Stock unless such Restricted Subsidiary would be entitled to incur or assume Indebtedness under
Section 4.10 (other than Permitted Indebtedness) in the aggregate principal amount equal to the aggregate liquidation value as of the date of issuance thereof of the Preferred Stock to be issued.

Section 4.20.  Limitation on Capital Stock of Restricted Subsidiaries
               ------------------------------------------------------

          The Company shall not

               (1) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company (other than any such transaction resulting in a Lien which constitutes a Permitted Lien); or

               (2) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly Owned Subsidiary of the Company.

The foregoing restrictions shall not apply to (i) an Asset Sale made in compliance with Section 4.13 of this Indenture (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by the Company or any of its Restricted Subsidiaries, such Asset Sale must also comply with Section 4.11 of this Indenture), (ii) the issuance of Preferred Stock in compliance with Section 4.19 of this Indenture or (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.11 above if made on the date of such issuance, sale or other disposition.

Section 4.21.  Limitation on Transfer of Assets to Certain Subsidiaries
               --------------------------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of any of its assets or property to any Subsidiary that is not a Wholly Owned Subsidiary.

Section 4.22.  Limitation on Guarantees by Restricted Subsidiaries
               ---------------------------------------------------

          The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to guarantee any Indebtedness of the Company or any other Restricted Subsidiary of the Company (other than the guarantee of Indebtedness of a Regulated Restricted Subsidiary by another Regulated Restricted Subsidiary), unless, in any such case,

               (1) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture providing a guarantee of payment of the Notes by such Restricted Subsidiary (the "Guarantee"); and

               (2) if any such Guarantee of such Restricted Subsidiary is provided in respect of:

                   (a) Senior Indebtedness, the Guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Indebtedness may be superior to the guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in this Indenture; and

                   (b) Indebtedness that is expressly subordinated to the Notes, the Guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in this Indenture.

          Notwithstanding the foregoing, any such guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

               (1) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such guarantee was executed and delivered pursuant to the preceding paragraph; or

               (2) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that

                   (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture; and

                   (b) such assumption, Guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

Section 4.23.  Limitation on Sale and Lease-Back Transactions.
               ----------------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary) to, enter into any Sale and Lease-Back Transaction; provided that the Company may enter into a Sale and Lease-Back Transaction if:

               (1)  the Company could have

                    (a) incurred Indebtedness (other than Permitted
               Indebtedness) in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under Section
               4.10 of this Indenture; and

                    (b) incurred a Lien to secure such Indebtedness pursuant to
               Section 4.15 of this Indenture;

               (2) the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the Property sold; and

               (3) the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.13 of this Indenture.

Section 4.24.  Payments for Consent.
               --------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Section 4.25.  Suspension of Certain Covenants if Securities Rated Investment
               --------------------------------------------------------------
               Grade.
               -----

          Notwithstanding the foregoing, during any period of time that (i) the ratings assigned to the Notes by both of the Rating Agencies are Investment Grade Ratings and (ii) no Default has occurred and is continuing hereunder, the Company and its Restricted Subsidiaries will not be subject to the provisions of Sections 4.10, 4.11, 4.13, 4.14 and clause (c) of 5.01 (collectively, the "Suspended Covenants"). In the event that the Company and its Restricted
 -------------------
Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraw their ratings or downgrade the ratings assigned to such Notes below the required Investment Grade Ratings, then the Company and each of its Restricted Subsidiaries (except to the extent that any such Restricted Subsidiary is not subject to such covenant pursuant to the terms thereof) will thereafter again be subject to the Suspended Covenants for the benefit of such Notes and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of Section 4.11 as if such section had been in effect during the entire period of time from the date of this Indenture.

                                   ARTICLE 5

                             SUCCESSOR CORPORATION

Section 5.01.  Limitation on Consolidation, Merger and Sale of Assets.
               ------------------------------------------------------

               The Company shall not (1) consolidate or merge with or into another Person (whether or not the Company shall be the continuing Person), or
(2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless:

               (a) the Company is the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the assets of the Company are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under this Indenture and the Notes, and the obligations thereunder shall remain in full force and effect;

               (b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

               (c) immediately after giving effect to such transaction on a pro forma basis the Company or such Person shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under
     Section 4.10 of this Indenture;

provided, however, that any such transaction effected solely for the purpose of changing the Company's jurisdiction of incorporation need not comply with the foregoing clauses (b) and (c).

               In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Opinion of Counsel, stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

               For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the Property and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the Property and assets of the Company, shall be deemed to be the transfer of all or substantially all of the Property and assets of the Company.

Section 5.02.  Successor Person Substituted.
               ----------------------------

               Upon any consolidation, merger, conveyance or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.01 above, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.
               -----------------

               An "Event of Default" occurs if

               (a) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption, required purchase or otherwise, whether or not such payment is prohibited by the provisions of Article 12 hereof;

               (b) there is a default in the payment of any interest on any Note when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 12 hereof;

               (c) there is a default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 30 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to Sections 4.16 or 5.01 which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

               (d) there is a failure to pay at final maturity (giving effect to any waiver or extension thereof) principal of any Indebtedness of the Company or any Restricted Subsidiary thereof or the acceleration of any such Indebtedness, if the aggregate amount of such Indebtedness, together with the amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

               (e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10.0 million shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive calendar days during which a stay of enforcement shall not be in effect;

               (f) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                   (A)  commences a voluntary case,

                   (B) consents to the entry of an order for relief against it in an involuntary case,

                   (C) consents to the appointment of a Custodian of it or for all or substantially all of its Property,

                   (D) makes a general assignment for t he benefit of its creditors,

                    (E) generally is not able to pay its debts as they become due, or

                    (F) takes any corporate action to authorize or effect any of the foregoing ;

               (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case,

                    (B) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the Property of the Company or any Restricted Subsidiary, or

                    (C) orders the liquidation of the Company or any Restricted Subsidiary,

     and the order or decree remains unstayed and in effect for 60 days; and

               (h) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (in each case other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

               The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02.  Acceleration.
               ------------

               If an Event of Default (other than an Event of Default of the type described in Section 6.01(f) or (g)) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued and unpaid interest, if any, to the date of acceleration and (1) the same shall become immediately due and payable or (2) if there are any amounts outstanding under the Senior Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or five Business Days after receipt by the Company and the representative under the Senior Credit Facility of a notice of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if

                    (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

                    (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

               (3) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

               (4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(f) or (g) above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default of the type described in Section 6.01(f) or (g) above shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

Section 6.03.  Other Remedies.
               --------------

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults and Events of Default.
               ---------------------------------------------

               Subject to Sections 2.09, 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive past Defaults under this Indenture except a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and (b) of Section 6.10 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

               Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.  Control by Majority.
               -------------------

          Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.06.  Limitation on Suits.
               -------------------

               Subject to Section 6.07 below, no Holder shall have any right to institute any proceeding with respect to this Indenture or any remedy thereunder unless:

               (1) such Holder has given the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense which may be incurred in compliance with such request;

               (4) the Trustee fails to institute such proceeding within 60 calendar days after receipt of such notice and the offer of indemnity; and

               (5) the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

               A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.  Rights of Holders to Receive Payment.
               ------------------------------------

               Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.  Collection Suit by Trustee.
               --------------------------

               If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in Sec-tion 4.01, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.10.  Priorities.
               ----------

               If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               FIRST:  to the Trustee for amounts due under Section 7.07 hereof;

               SECOND: if the Holders are forced to proceed against the Company or any Guarantor directly without the Trustee, to Holders for their collection costs;

               THIRD: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

               FOURTH: to the Company or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

               The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.
               ---------------------

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.


                                   ARTICLE 7

                                    TRUSTEE

Section 7.01.  Duties of Trustee.
               -----------------

               (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (b) Except during the continuance of a Default or an Event of
     Default:

                   (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

                   (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

               (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity reasonably satisfactory to it against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

               (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (d) of this Section 7.01.

               (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.02.  Rights of Trustee.
               -----------------

               Subject to Section 7.01 hereof:

               (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of
     Section 13.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion or the advice of such counsel.

               (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) so long as the appointment of such agent was made with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

               (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

               (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

               (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

               (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

               (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered to the Trustee and not superseded.

Section 7.03.  Individual Rights of Trustee.
               ----------------------------

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.
               --------------------

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

Section 7.05.  Notice of Defaults.
               ------------------

               If a Default or an Event of Default occurs and is continuing and if the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Excess Proceeds Payment Date pursuant to an Excess Proceeds Offer and, except in the case of a failure to comply with Article 5 hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 7.06.  Reports by Trustee to Holders.
               -----------------------------

               If required by TIA Section 313(a), within 60 days after March 15 of any year, commencing the March 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such March 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

               Reports pursuant to this Section 7.06 shall be transmitted by mail:

               (1) to all registered Holders, as the names and addresses of such Holders appear on the Registrar's books; and

               (2) to such Holder as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

               A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.07.  Compensation and Indemnity.
               --------------------------

               The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for the Trustee's services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or in connection with the collection of any funds. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

               The Company shall indemnify each of the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly, in writing, of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

               To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, premium or interest on particular Notes.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

               The obligation of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

Section 7.08.  Replacement of Trustee.
               ----------------------

               The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee at its election if:

               (a) the Trustee fails to comply with Section 7.10;

               (b) the Trustee is adjudged a bankrupt or an insolvent;

               (c) a receiver or other public officer takes charge of the Trustee or its property; or

               (d) the Trustee otherwise becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Consolidation, Merger or Conversion.
               --------------------------------------------------------

               If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to this Article 7, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.
               -----------------------------

               This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA
Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article 7.

Section 7.11.  Preferential Collection of Claims Against Company.
               -------------------------------------------------

               The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as obligors of the Notes.

                                   ARTICLE 8

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.  Without Consent of Holders.
               --------------------------

               The Company and the Guarantors, if any, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees, if any, without notice to or consent of any Holder:

               (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

               (2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

               (3)  to comply with Article 5;

               (4) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

               (5) to make any change that would provide any additional benefit or rights to the Holders;

               (6) to add to the covenants of the Company or a Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

               (7) to secure the Notes pursuant to the requirements of Section
     4.15 or otherwise;

               (8) to reflect the release of a Guarantor from its obligations with respect to its Guarantee pursuant to Section 10.06 or to add a Guarantor pursuant to Section 4.21; or

               (9) to make any other change that does not materially and adversely affect the rights of any Holder under this Indenture.

Section 8.02.  With Consent of Holders.
               -----------------------

               Subject to Section 6.07, the Company, and the Guarantors, if any, when each is authorized by a Board Resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes or the Guarantees, if any, with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company, or any Guarantor with any provision of this Indenture, the Notes, or any Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

               (1) reduce the percentage of the principal amount of outstanding Notes whose Holders must consent to an amendment, supplement or waiver, or consent to take any action under this Indenture or the Notes;

               (2) reduce the rate of or change the time for payment of interest (including defaulted interest or Additional Interest) on any Note;

               (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

               (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

               (5) waive a Default in the payment of the principal of, or interest or premium on, or any redemption payment with respect to, any Note (except a rescission of acceleration of the Notes by the Holders as provided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

               (6) make any changes in Sections 6.04 or 6.07 hereof or this sentence of Section 8.02;

               (7) affect the subordination or ranking of the Notes or any Guarantee in a manner adverse to the Holders;

               (8) after such obligation has arisen, amend, change or modify in any material respect, any obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or, make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or

               (9) release any Guarantor from any of its obligations under any Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

               After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

               Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

               It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.  Compliance with TIA.
               -------------------

               Every amendment to or supplement of this Indenture, the Notes or any Guarantees shall comply with the TIA as then in effect.

Section 8.04.  Revocation and Effect of Consents.
               ---------------------------------

               Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

               After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (9) of Section 8.02, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a

Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05.  Notation on or Exchange of Notes.
               --------------------------------

               If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, in exchange for the Note the Company shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06.  Trustee to Sign Amendments, etc.
               -------------------------------

               The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel, stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and any Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                   ARTICLE 9

                      DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.  Satisfaction and Discharge of Indenture.
               ---------------------------------------

               This Indenture shall be discharged and shall cease to be of further effect (except those obligations referred to in the penultimate paragraph of this Section 9.01) as to all outstanding Notes and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

               (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

               (b) (i) either (A) pursuant to Article 3, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable; (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of U.S. legal tender or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest on the Notes to the date of such deposit; (iii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; (iv) the Company has paid or caused to be paid all other sums payable hereunder by the Company; (v) the Company has delivered to the Trustee (A) irrevocable instructions to apply the deposited money toward payment of the Notes at the maturity or redemption thereof, and (B) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge does not result in a default under the Senior Credit Facility (if then in effect) or any other agreement or instrument then known to such counsel which binds or affects the Company; and (vi) that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article 12 or to the rights of holders of Guarantor Senior Indebtedness pursuant to the provisions of Article 11.

          Notwithstanding the foregoing paragraph, the Company's obligations in
Article 2 and Sections 4.01, 4.07, 7.07 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07,
8.05 and 8.06 shall survive.

          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and any Guarantor's obligations under any Notes, any Guarantees and this Indenture except for those surviving obligations specified above.

Section 9.02.  Legal Defeasance.
               ----------------

               (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have this section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

               (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the
     -----------------
     Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other respective obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders and any amounts deposited under Section 9.04 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article 12 or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article 2 and Section 4.07 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
     (iv) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03.  Covenant Defeasance.
               -------------------

               (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have this Section be applied to all outstanding Notes upon compliance with the conditions set forth in Sectio n 9.04.

               (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from its obligations under the covenants contained in Sections 4.05, 4.08, 4.09 and 4.10 through 4.24, inclusive, and Article 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the
                                                  -------------------
     Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders and any amounts deposited under Section 9.04 hereof shall cease to be subject to any obligations to the rights of, any holder of Senior Indebtedness under Article 12 or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(c) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), subject to the satisfaction of the conditions set forth in
     Section 9.04 hereof, Sections 6.01(c), 6.01(d) and 6.01(e) shall not constitute Events of Default.

Section 9.04.  Conditions to Legal Defeasance or Covenant Defeasance.
               -----------------------------------------------------

          The following shall be the conditions to the application of either
Section 9.02 or 9.03 hereof to the outstanding Notes and the guarantees:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders, U.S. legal tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the scheduled due dates or on the applicable Redemption Date, as the case may be, provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. legal tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

          (b) in the case of an election under Section 9.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

     (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Legal Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, Legal Defeasance and discharge had not occurred;

          (c) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Covenant Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, Covenant Defeasance and discharge had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.01(f) and 6.01(g) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law (it being understood that this condition shall not be deemed to be satisfied until the expiration of such period);

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Indebtedness of the Company, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening event of the type described in Sections 6.01(f) and 6.01(g) between the date of deposit and the 91st day following the deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law (it being understood that this condition should not be deemed to be satisfied until the expiration of such period) and further assuming that no Holder is an insider of the Company, after the 91st day following the deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law (it being understood that this condition should not be deemed to be satisfied until the expiration of such period), the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

          (i) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company; and

          (j) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended.

Section 9.05.  Application of Trust Money.
               --------------------------

               All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

               Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a written request of the Company in the form of an Officers' Certificate any money or U.S. Government Obligations held by it as provided in Section 9.01 or 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.  Repayment to the Company.
               ------------------------

               Subject to Sections 9.01, 9.,02, 9.03, 9.04, 9.05 and 9.07, the
Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. legal tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid, upon written request, to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

Section 9.07.  Reinstatement.
               -------------

               If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. legal tender or U.S.Government Obligations in accordance with Section 9.01 hereof; provided, however, that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company and each such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 10

                                   GUARANTEE

Section 10.01. Unconditional Guarantee.
               -----------------------

               Each Guarantor, if any, that executes a supplemental indenture pursuant to Section 4.22, hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of, premium thereon (if any) and interest on the Notes and any other amounts owed hereunder will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.03. Each Guarantor, if any, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor, if any, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between a Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purpose of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of each Guarantee.

          Each Guarantor, if any, also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Article 10.

Section 10.02. Severability.
               ------------

               In case any provision of this Article 10 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03. Limitation on Guarantor's Liability; Contribution.
               -------------------------------------------------

               Each Guarantor, if any, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor, if any, hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to the second paragraph of Section 10.03, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

               In order to provide for just and equitable contribution among the Guarantors, the Guarantors, if any, agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under a Guarantee such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to the first paragraph of this Section 10.03, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations under a Guarantee.

Section 10.04. Successors and Assigns.
               ----------------------

               This Article 10 shall be binding upon each Guarantor, if any, and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.05. No Waiver.
               ---------

               Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.06. Release of Guarantor.
               --------------------

               A Guarantor shall be released from all of its obligations under its Guarantee if:

            (i) the Guarantor has sold all of its assets or the Company and its Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Section 4.13 hereof;

            (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with Section 5.01 hereof; or

            (iii) such Guarantor is designated an Unrestricted Subsidiary in compliance with Section 4.11 hereof;

and in each such case, the Company have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

Section 10.07. Execution of Supplemental Indenture for Future Guarantors.
               ---------------------------------------------------------

               Each Subsidiary which is required to become a Guarantor pursuant to Section 4.22 shall, and the Company shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit F hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the obligations of the Company under the Notes and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Section 10.08. Subordination of Subrogation and Other Rights.
               ---------------------------------------------

               Each Guarantor, if any, hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

                                   ARTICLE 11

                           SUBORDINATION OF GUARANTEE

Section 11.01. Guarantee Obligations Subordinated to Guarantor Senior
               ------------------------------------------------------
               Indebtedness.
               ------------

               Each Guarantor, if any, covenants and agrees, and the Trustee and each Holder, by its acceptance of the Notes, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article 11, the Indebtedness represented by the Guarantee and the payment of all obligations on the Notes pursuant to the Guarantee by such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article 11 to the prior indefeasible payment in full in cash of all Guarantor Senior Indebtedness of such Guarantor whether outstanding on the Issue Date or thereafter incurred.

          This Section 11.01 and the following Sections 11.02 through 11.11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Guarantor Senior Indebtedness of any Guarantor; such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 11.02. Payment Over of Proceeds upon Dissolution, etc.
               ----------------------------------------------

               In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any general assignment for the benefit of creditors or any other marshalling of assets or liabilities of any Guarantor, then and in any such event:

               (1) the holders of all Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive indefeasible payment in full in cash of all amounts due on or in respect of all such Guarantor Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified on the applicable Guarantor Senior Indebtedness whether or not such interest constitutes an allowed claim in such proceeding) before the Holders are entitled to receive, pursuant to the Guarantee of such Guarantor, any payment or distribution of any kind or character (other than a payment or distribution from the trust described in Section 9.01 or Section 9.04) by such Guarantor on account of any of the obligations of such Guarantor under its Guarantee; and

               (2) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article 11 (other than a payment or distribution from the trust described in Section 9.01 or Section 9.04) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

               (3) in the event that, notwithstanding the foregoing provisions of this Section 11.02, the Trustee or any Holder shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, Property or securities, including, without limitation, by way of set-off or otherwise, in respect of any of the obligations of any Guarantor pursuant to its Guarantee (other than a payment or distribution in the form of Permitted Junior Securities or from the trust described in Section 9.01 or Section 9.04) before all Guarantor Senior Indebtedness of such Guarantor is indefeasibly paid in full, then and in such event such payment or distribution shall be paid over or de-livered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash or, as acceptable to the holders of such Guarantor Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

          The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its Properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor for the purposes of this
Article 11 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such Properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof.

Section 11.03.  Suspension of Guaranteed Obligations When Guarantor Senior
                ----------------------------------------------------------
                Indebtedness in Default.
                -----------------------

               (a) Unless Section 11.02 hereof shall be applicable, upon the occurrence of a Payment Default on Designated Senior Indebtedness of any Guarantor no payment or distribution (other than a payment or distribution from the trust described in Section 9.01 or Section 9.04) of any assets or securities of a Guarantor of any kind or character (including, without limitation, cash, Property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its obligations under its Guarantee) shall be made by such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of its obligations under its Guarantee, or for or on account of the purchase, redemption or other acquisition of the Notes and neither the Trustee nor any Holder shall take or receive from any Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of its obligations under its Guarantee commencing on the date of receipt by the Trustee of a written notice from the representative of the holders of such Guarantor Senior Indebtedness (the "Guarantor Representative") of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or otherwise ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), such Guarantor shall resume making any and all required payments in respect of its obligations under its Guarantee, including any missed payments.

               (b) Unless Section 11.02 hereof shall be applicable, upon the occurrence of a Non-Payment Default on Designated Senior Indebtedness of any Guarantor, no payment or distribution (other than a payment or distribution from the trust described in Section 9.01 or Section 9.04) of any assets of such Guarantor of any kind or character (including, without limitation, cash, Property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its obligations under its Guarantee) shall be made by such Guarantor, including, without limitation, by way of set-off or otherwise, on account of any of its obligations under its Guarantee, or on account of the purchase, redemption, defeasance or other acquisition of the Notes and neither the Trustee nor any Holder shall take or receive from any Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of its obligations under its Guarantee for a period (the "Guarantee Payment Blockage
                                                   --------------------------
Period") commencing on
------
the date of receipt by the Trustee of written notice from the Guarantor Representative of such Non-Payment Default, unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph
(a)) the earliest to occur of the following events: (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee,
(x) such Non-Payment Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or indefeasibly paid in full in cash or (z) such Guarantee Payment Blockage Period shall have been terminated by written notice to such Guarantor or the Trustee from the Guarantor Representative initiating such Guarantee Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness, after which, in the case of clause (w), (x), (y) or (z), such Guarantor shall resume making any and all required payments in respect of its obligations under its Guarantee, including any missed payments. Notwithstanding any other provisions of this Indenture, no Non-Payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantee Payment Blockage Period initiated by the Guarantor Representative unless such Non-Payment Event of Default shall have been waived for a period of not less than 90 consecutive days. In no event shall a Guarantee Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 11.03(b) or, in the event of a Non-Payment Event of Default which formed the basis for a Payment Blockage Period under Section 12.03(b) hereof, 179 days from the date of the receipt by the Trustee of the notice referred to in Section 12.03(b) (the "Initial Guarantee Blockage Period"). Any number of additional Guarantee Payment Blockage Periods may be commenced during the Initial Guarantee Blockage Period; provided, however, that no such additional Guarantee Payment Blockage Period shall extend beyond the Initial Guarantee Blockage Period. After the expiration of the Initial Guarantee Blockage Period, no Guarantee Payment Blockage Period may be commenced under this Section 11.03(b) and no Payment Blockage Period may be commenced under Section 12.03(b) hereof until at least 360 consecutive days have elapsed from the day of commencement of the Initial Guarantee Blockage Period.

          (c) In the event that, notwithstanding the foregoing, the Trustee or any Holder shall have received any payment from a Guarantor prohibited by the foregoing provisions of this Section 11.03, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor Representative initiating the Guarantee Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Indebtedness or, if no amounts are then due in respect of Guarantor Senior Indebtedness, promptly returned to the Guarantor, or as a court of competent jurisdiction shall direct.

Section 11.04. Trustee's Relation to Guarantor Senior Indebtedness.
               ---------------------------------------------------

               The Trustee and any agent of any Guarantor or the Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

               Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

               With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebt-edness and the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, such Guarantor or any other Person, moneys or assets to which any holder of Guarantor Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise. Nothing in this Section 11.04 shall affect the obligation of any other such Person receiving such payment or distribution from the Trustee or any other Agent to hold such payment for the benefit of, and to pay such payment over to, the holders of Guarantor Senior Indebtedness.

Section 11.05. Subrogation.
               -----------

               Upon the payment in full of all amounts payable under or in respect of all Guarantor Senior Indebtedness of a Guarantor, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities of such Guarantor made on such Guarantor Senior Indebtedness until all amounts due to be paid under the Guarantee shall be paid in full. For the purposes of such subrogation, no payments or distributions to holders of Guarantor Senior Indebtedness of any cash, property or securities to which Holders or the Trustee would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this Article 11 to holders of Guarantor Senior Indebtedness by Holders or the Trustee, shall, as among each Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders, be deemed to be a payment or distribution by such Guarantor to or on account of such Guarantor Senior Indebtedness.

               If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full in cash.

Section 11.06. Guarantee Subordination Provisions Solely to Define Relative
               ------------------------------------------------------------
               Rights.
               ------

               The subordination provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under its Guarantee in accordance with its terms; or (b) affect the relative rights against such Guarantor of the Holders and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Guarantor Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 11.02 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or
(2) under the conditions specified in Section 11.03 hereof, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(c) hereof.

               The failure by any Guarantor to make a payment in respect of its obligations on its Guarantee by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 11.07. Trustee to Effectuate Subordination.
               -----------------------------------

               Each Holder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of a Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of such Guarantor owing to such Holder in the form required in such proceedings.

Section 11.08. No Waiver of Subordination Provisions.
               -------------------------------------

               (a) No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of a Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by such Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               (b) Without limiting the generality of paragraph (a) of this Section, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Guarantor Senior Indebtedness; and (4) exercise or refrain from exercising any rights against a Guarantor and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the obligations under the Guarantees pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 11.09. Notice to Trustee.
               -----------------

               (a) A Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the obligations under the Guarantees, unless and until the Trustee shall have received written notice thereof from such Guarantor or a holder of Guarantor Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 11.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any obligation under a Guarantee), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Guarantor Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

               (b) In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.10. Reliance on Judicial Order or Certificate of Liquidating Agent.
               --------------------------------------------------------------

               Upon any payment or distribution of assets of a Guarantor referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.11. No Suspension of Remedies.
               -------------------------

               Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the obligations under the Guarantees pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 11 of the holders, from time to time, of Guarantor Senior Indebtedness.

                                   ARTICLE 12

                             SUBORDINATION OF NOTES

Section 12.01. Notes Subordinate to Senior Indebtedness.
               ----------------------------------------

               The Company covenants and agrees, and the Trustee and each Holder by its acceptance of Notes likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article 12; the payment of all obligations on the Notes by the Company are hereby expressly made subordinate and subject in right of payment as provided in this Article 12 to the prior indefeasible payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the Issue Date or thereafter incurred.

               This Section 12.01 and the following Sections 12.02 through 12.11 shall constitute a continuing offer to all Persons who, in reliance on such provisions, become holders of or continue to hold Senior In-debtedness of the Company; and such provisions are made for the benefit of all the holders of Senior Indebtedness of the Company; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 12.02. Payment Over of Proceeds upon Dissolution, etc.
               ----------------------------------------------

               In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event:

               (1) the holders of Senior Indebtedness of the Company shall be entitled to receive indefeasible payment in full in cash of all amounts due on or in respect of all Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified on the applicable Senior Indebtedness whether or not such interest constitutes an allowed claim in such proceeding) before the Holders are entitled to receive any payment or distribution of any kind or character (other than a payment or distribution from the trust described in Section 9.01 or Section 9.04) on account of any obligations on the Notes; and

               (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, Property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 12 (other than a payment or distribution from the trust described in Section 9.01 or Section 9.04) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

               (3) in the event that, notwithstanding the foregoing provisions of this Section 12.02, the Trustee or any Holder shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the principal of, premium, if any, and interest on the Notes before all Senior Indebtedness is indefeasibly paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or, as acceptable to the holders of such Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution, to or for the holders of such Senior Indebtedness.

               The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Article 12 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof.

Section 12.03. Suspension of Payment When Senior Indebtedness in Default.
               ---------------------------------------------------------

               (a) Unless Section 12.02 hereof shall be applicable, upon the occurrence of a Payment Default on Designated Senior Indebtedness of the Company, no payment or distribution (other than a payment or distribution from the trust described in Section 9.01 or Section 9.04) of any assets or securities of the Company of any kind or character (including, without limitation, cash, Property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) shall be made by the Company or any Restricted Subsidiary of the Company, including, without limitation, by way of set-off or otherwise, for or on account of any obligations under the Notes or this Indenture, or for or on account of the purchase, redemption or other acquisition of the Notes, and neither the Trustee nor any Holder shall take or receive from the Company, directly or indirectly in any manner, payment in respect of all or any portion of Notes commencing on the date of receipt by the Trustee of written notice from the representative of the holders of such Designated Senior Indebtedness (the "Representative") to the
                                                     --------------
Trustee of written notice of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or otherwise ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

               (b) Unless Section 12.02 hereof shall be applicable, upon the occurrence of a Non-Payment Default on Designated Senior Indebtedness of the Company, no payment or distribution (other than a payment or distribution from the trust described in Section 9.01 or Section 9.04) of any assets of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) shall be made by the Company or any Restricted Subsidiary of the Company, including, without limitation, by way of set-off or otherwise, on account of any obligations under the Notes or this Indenture or on account of the purchase, redemption, defeasance or other acquisition of Notes and neither the Trustee nor any Holder shall take or receive from the Company, directly or indirectly in any manner, payment in respect of all or any portion of Notes for a period (the "Payment Blockage
                                                          ----------------
Period") commencing on the date of receipt by the Trustee of written notice from
------
the Representative of such Non-Payment Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph
(a)) the earliest to occur of the following events: (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (x) such Non-Payment Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or indefeasibly paid in full in cash or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative initiating such Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provisions of this Indenture, no Non-Payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative unless such event of default shall have been waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 12.03(b) or in the event of a Non-Payment Default which formed the basis of a Guarantee Payment Blockage Period under Section 11.03(b) hereof, 179 days from the default the receipt by the Trustee of the notice referred to in Section 11.03(b) (the "Initial Blockage
                                                                ----------------
Period"). Any number of additional Payment Blockage Periods may be commenced
------
during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under this clause (b) and no Guarantee Payment Blockage Period may be commenced under Section 11.03(b) hereof until at least 365 consecutive days have elapsed from the day of commencement of the Initial Blockage Period.

          (c) In the event that, notwithstanding the foregoing, the Trustee or any Holder shall have received any payment prohibited by the foregoing provisions of this Section 12.03, then and in such event such payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Senior Indebtedness or, if no amounts are then due in respect of Senior Indebtedness, promptly returned to the Company, or otherwise as a court of competent jurisdiction shall direct.

Section 12.04.  Trustee's Relation to Senior Indebtedness.
                -----------------------------------------

          The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person, moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this
Article 12 or otherwise. Nothing in this Section 12.04 shall affect the obligation of any other such Person receiving such payment or distribution from the Trustee or any other Agent to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness.

Section 12.05.  Subrogation.
                -----------

          Upon the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 12, and no payments over pursuant to the provisions of this Article 12 to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 12 shall have been applied, pursuant to the provisions of this Article 12, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

Section 12.06.  Provisions Solely to Define Relative Rights.
                -------------------------------------------

          The provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this
Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 12.02 hereof, to receive, pursuant to and in accordance with such section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 12.03, to prevent any payment prohibited by such section or enforce their rights pursuant to Section 12.03(c) hereof.

          The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article 12 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 12.07.  Trustee to Effectuate Subordination.
                -----------------------------------

          Each Holder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings.

Section 12.08.  No Waiver of Subordination Provisions.
                -------------------------------------

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of paragraph (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 12.09.  Notice to Trustee.
                -----------------

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 12.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

          (b) In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.10.  Reliance on Judicial Order or Certificate of Liquidating Agent.
                --------------------------------------------------------------

          Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, wind-ing-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.11.  No Suspension of Remedies.
                -------------------------

          Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 12 of the holders, from time to time, of Senior Indebtedness.

                                  ARTICLE 13

                                 MISCELLANEOUS

Section 13.01.  TIA Controls.
                ------------

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02.  Notices.
                -------

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Company or any Guarantor:


                    ST Acquisition Corp.
                    c/o Laurel Hill Capital Partners LLC
                    2 Robbins Lane
                    Suite 201
                    Jericho, New York  11753
                    Attention:  Kathleen Marion
                    Tel:  (516) 933-3100
                    Fax:  (516) 933-3108

          Copy to:


                    Milbank, Tweed, Hadley & McCloy LLP
                    1 Chase Manhattan Plaza
                    New York, New York 10005-1413
                    Attention:  M. Douglas Dunn, Esq.
                    Tel:  (212) 530-5062
                    Fax:  (212) 530-5219

          If to the Trustee:


                    The Bank of New York
                    101 Barclay Street, Floor 21 West
                    New York, New York  100286
                    Attention:  Corporate Trust Trustee Administration
                    Fax:  (212) 815-5915

          The Company, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company, any Guarantor or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 13.03.  Communications by Holders with Other Holders.
                --------------------------------------------

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, any Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04.  Certificate and Opinion as to Conditions Precedent.
                --------------------------------------------------

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or any such Guarantor, as the case may be, shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 13.05.  Statements Required in Certificate and Opinion.
                ----------------------------------------------

          Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Section 13.06.  Rules by Trustee and Agents.
                ---------------------------

          The Trustee may make reasonable rules for action by or at meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 13.07.  Business Days; Legal Holidays.
                -----------------------------

          A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.08.  Governing Law.
                -------------

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 13.09.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 13.10.  No Recourse Against Others.
                --------------------------

          A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 13.11.  Successors.
                ----------

          All agreements of each of the Company and any Guarnators in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 13.12.  Multiple Counterparts.
                ---------------------

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 13.13.  Table of Contents, Headings, etc.
                --------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14.  Separability.
                ------------

          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                   ST ACQUISITION CORP.

                                   By: _______________________________
                                       Name:
                                       Title:

                                   THE BANK OF NEW YORK,
                                      as Trustee


                                   By: _____________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A
                                                                       ---------

                                                             CUSIP No.:

                             ST ACQUISITION CORP.

                   10.25% SENIOR SUBORDINATED NOTE DUE 2010

No.                                                                   $

          ST ACQUISITION CORP., a Texas corporation (the "Company," which term includes any successor entity), for value received promises to pay to
or registered assigns, the principal sum of [                           ]
DOLLARS on April 1, 2010.

          Interest Payment Dates: April 1 and October 1, commencing October 1, 2000.

          Record Dates:  March 15 and September 15.

          Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        ST ACQUISITION CORP.

                                        By:  ____________________________
                                             Name:
                                             Title:


                                        By:  ___________________________
                                             Name:
                                             Title:

Certificate of Authentication

          This is one of the 10.25% Senior Subordinated Notes due 2010 referred to in the within-mentioned Indenture.

                                        The Bank of New York,
                                          as Trustee


                                        By: ____________________________

                                            Authorized Signatory

Date of Authentication:

                             (REVERSE OF SECURITY)

                   10.25% SENIOR SUBORDINATED NOTE DUE 2010

          1.   Interest.  ST ACQUISITION CORP., a Texas corporation (the
               --------
"Company"), promises to pay interest on the principal amount of this Note at the
 -------
rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing October 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

          2.  Method of Payment. The Company shall pay interest on the Notes
              -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on March 15 or September 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.  Paying Agent and Registrar.  Initially, The Bank of New York, a
              --------------------------
 New York banking corporation (the "Trustee"), will act as Paying Agent and
                                    -------
Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

          4.  Indenture.  The Company issued this Note under an Indenture,
              ---------
date as of April 7, 2000 (the "Indenture"), by and between the Company and the
                               ---------
Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10.25% Senior Subordinated Notes due 2010 (the "Notes"). The Notes are limited in aggregate principal amount to $275,000,000.
 -----
The Notes include the Initial Notes and the Exchange Notes (as defined below) issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in
                                                                 ---
effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

          5.  Subordination.  The Notes are unsecured obligations of the
              -------------
Company and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          6.   Redemption.
               ----------

          (a)  Optional Redemption. The Company may redeem the Notes, at its
               -------------------
option, in whole at any time or in part from time to time, on and after April 1, 2005 at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption.


     Year                                           Percentage
     ----                                           ----------

     2005.....................................        105.125%
     2006.....................................        103.417%
     2007.....................................        101.708%
     2008 and thereafter......................        100.000%


          (b)  Optional Redemption Upon Equity Offerings.  Notwithstanding the
               -----------------------------------------
foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to April 1, 2003 at a Redemption Price equal to 110.25% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that

          (1) at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and

          (2) any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

          7.   Notice of Redemption.  Notice of redemption under paragraphs 6(a)
               --------------------
and (b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          8.   Offers to Purchase.  The Indenture provides that, after certain
               ------------------
Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          9.   Registration Rights.  Pursuant to the Registration Rights
               -------------------
Agreement by and among the Company and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 10.25% Senior Subordinated Notes due 2010 (the "Exchange Notes"), which have
                                                --------------
been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          10.  Denominations; Transfer; Exchange.  The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          11.  Persons Deemed Owners.  The registered holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          12.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company upon written request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

          13.  Legal Defeasance and Covenant Defeasance.  If the Company at any
               ----------------------------------------
time deposits with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          14.  Amendments, Supplements, and Waivers.  Subject to certain
               ------------------------------------
exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

          15.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Company must report quarterly to the Trustee on compliance with such limitations.

          16.  Successor Entity.  When a successor entity assumes, in accordance
               ----------------
with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

          17.  Defaults and Remedies.  Events of Default are set forth in the
               ---------------------
Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(f) or (g) of the Indenture) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

          18.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          19.  No Recourse Against Others.  As more fully described in the
               --------------------------
Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          20.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or Authenticating Agent manually signs the certificate of authentication on this Note.

          21.  Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
               -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

          22.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          23.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          24.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: ST Acquisition Corp., c/o Laurel Hill Capital Partners LLC, 2 Robbins Lane, Suite 201, Jericho, New York 11753,
Attention: Kathleen Marion.

                                ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ____________________      Signed:_________________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Note)

Medallion Guarantee: ___________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or Section 4.16 of the Indenture, check the appropriate box:

                                Section 4.13 [_]

                                Section 4.16 [_]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$ __________________

Date:__________________       ______________________________________________
                              NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Medallion Guarantee:____________________

                                                                       EXHIBIT B
                                                                       ---------

                                                                   CUSIP No.:

                              ST ACQUISITION CORP.

               SERIES B 10.25% SENIOR SUBORDINATED NOTE DUE 2010

No.                                                                   $

          ST ACQUISITION CORP., a Texas corporation (the "Company," which term
includes any successor entity), for value received promises to pay to       or
registered assigns, the principal sum of [          ] DOLLARS on April 1, 2010.

          Interest Payment Dates: April 1 and October 1, commencing October 1, 2000.

          Record Dates:  March 15 and September 15.

          Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                              ST ACQUISITION CORP.

                              By:   ____________________________
                                    Name:
                                    Title:

                              By:   ___________________________
                                    Name:
                                    Title:

Certificate of Authentication

          This is one of the Series B 10.25% Senior Subordinated Notes due 2010 referred to in the within-mentioned Indenture.

                              The Bank of New York,
                               as Trustee

                              By:  ____________________________
                                   Authorized Signatory

Date of Authentication:

(REVERSE OF SECURITY)


                                        10.25% SENIOR SUBORDINATED NOTE DUE 2010

          1.   Interest.  ST ACQUISITION CORP., a Texas corporation (the
               --------
"Company"), promises to pay interest on the principal amount of this Note at the
 -------
rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing October 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

          2.   Method of Payment. The Company shall pay interest on the Notes
               -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on March 15 or September 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar. Initially, The Bank of New York, a
               --------------------------
New York banking corporation (the "Trustee"), will act as Paying Agent and
                                   -------
Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

          4.  Indenture.  The Company issued this Note under an Indenture, dated
              ---------
as of April 7, 2000 (the "Indenture"), by and between the Company and the
                          ---------
Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its Series B 10.25% Senior Subordinated Notes due 2010 (the "Exchange Notes") issued in exchange for the initial 10.25% Senior Subordinated
 --------------
Notes due 2010 (the "Initial Notes" and, together with the Exchange Notes, the
                     -------------
"Notes"). The Notes are limited in aggregate principal amount to $275,000,000.
 -----
Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of
                                           ---
the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

          5.   Subordination. The Notes are unsecured obligations of the Company
               -------------
and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          6.   Redemption.
               ----------

          (a)  Optional Redemption. The Company may redeem the Notes, at its
               -------------------
option, in whole at any time or in part from time to time, on and after April 1, 2005 at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption.


     Year                                                      Percentage
     ----                                                      ----------

     2005.................................................       105.125%
     2006.................................................       103.417%
     2007.................................................       101.708%
     2008 and thereafter..................................       100.000%


          (b)  Optional Redemption Upon Equity Offerings.  Notwithstanding the
               -----------------------------------------
foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to April 1, 2003 at a Redemption Price equal to 110.25% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that

          (1) at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and

          (2) any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

          7.   Notice of Redemption.  Notice of redemption under paragraphs 6(a)
               --------------------
and (b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          8.   Offers to Purchase.  The Indenture provides that, after certain
               ------------------
Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          9.   Denominations; Transfer; Exchange.  The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company upon written request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

          12.  Legal Defeasance and Covenant Defeasance.  If the Company at any
               ----------------------------------------
time deposits with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          13.  Amendments, Supplements, and Waivers.  Subject to certain
               ------------------------------------
exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15.  Successor Entity.  When a successor entity assumes, in accordance
               ----------------
with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

          16.  Defaults and Remedies.  Events of Default are set forth in the
               ---------------------
Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(f) or (g) of the Indenture) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  As more fully described in the
               --------------------------
Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          19.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or Authenticating Agent manually signs the certificate of authentication on this Note.

          20.  Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
               -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: ST Acquisition Corp., c/o Laurel Hill Capital Partners LLC, 2 Robbins Lane, Suite 201, Jericho, New York 11753,
Attention:  Kathleen Marion.

                                ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:__________________      Signed:___________________________________________
                                (Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee:__________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or Section 4.16 of the Indenture, check the appropriate box:

                                Section 4.13 [_]

                                Section 4.16 [_]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$ __________________

Date:___________________     ________________________________________________
                             NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Medallion Guarantee:___________________

                                                                       EXHIBIT C
                                                                       ---------

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

Re:    ST ACQUISITION CORP. (the "Company")
                                  -------
       10.25% Senior Subordinated Notes due 2010 (the "Notes")
       -------------------------------------------------------

          This Certificate relates to $_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* _______ Certificated Notes by ______ (the "Transferor").
                      ----------

The Transferor:

          [_] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Certificated Note or Certificated Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

          [_] has requested by written order that the Registrar exchange or register the transfer of a Certificated Note or Certificated Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), because*:
                       --------------

          [_] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

          [_] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

          [_] Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of Exhibit D to the Indenture.
        ---------

          [_] Such Note is being transferred in reliance on Regulation S under the Securities Act and a transfer certificate for Regulation S transfers in the form of Exhibit E to the Indenture accompanies this certification. [An Opinion
        ---------
of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

          [_] Such Note is being transferred in reliance on Rule 144 under the Securities Act. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

          [_] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the Securities Act to a person other than an institutional "accredited investor." [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]


                                      _____________________________________
                                           [INSERT NAME OF TRANSFEROR]

                                      By:___________________________________
                                               [Authorized Signatory]

Date:______________________
*Check applicable box.

                                                                       EXHIBIT D
                                                                       ---------

                  Form of Transferee Letter of Representation
                  -------------------------------------------

THE BANK OF NEW YORK
101 Barclay Street, Floor 21 West
New York, New York 10286

Attention:  Corporate Trust Trustee Administration

Ladies and Gentlemen:

          This certificate is delivered to request a transfer of $________ principal amount of the 10.25% Senior Subordinated Notes due 2010 of ST ACQUISITION CORP., (the "Company") and any guarantee thereof (the "Notes").
                         -------                                   -----
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

          Name:_________________________________________
          Address:______________________________________
          Taxpayer ID Number:___________________________

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities
                                                                  ----------
Act")) purchasing Notes for our own account or for the account of such an
---
institutional "accredited investor" and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary.

          3. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we will not prior to the date (the "Resale Restriction Termination Date") that is two years after the
           -----------------------------------
later of the original issuance of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) offer, sell or otherwise transfer such Notes except (a) to the Company or any subsidiary of the Company, (b) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act (c) inside the United States to an "institutional accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act (e) pursuant to any other available exemption from the registration requirements of the Securities Act or
(f) pursuant to an effective registration statement under the Securities Act.
We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company and the Trustee.

          We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph 3 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

          We represent that the Company and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

          As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



Dated:  __________                      TRANSFEREE:


                                                  By:_____________________

                                                                       EXHIBIT E
                                                                       ---------
                           Form of Certificate To Be
                            Delivered in Connection
                          with Regulation S Transfers

                                                           _______________, ____

THE BANK OF NEW YORK
101 Barclay Street, Floor 21 West
New York, New York 10286

Attention:  Corporate Trust Trustee Administration

Re:  ST Acquisition Corp. 10.25% Senior
     Subordinated Notes due 2010 (the "Notes")
     -----------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:
                       --------------

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                                  Very truly yours,


                                                  [Name of Transferor]

                                              By:__________________________

                                                                       EXHIBIT F
                                                                       ---------

                         FORM OF SUPPLEMENTAL INDENTURE
                         ------------------------------

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
, among            (the "New Guarantor"), a subsidiary of ST Acquisition Corp.
                         -------------
(or its successor), a Texas corporation (the "Company"), the Guarantors, if any
                                              -------
(the "Existing Guarantors"), under the Indenture referred to below, and The Bank
      -------------------
of New York, as trustee under the Indenture referred to below (the "Trustee").
                                                                    -------

                             W I T N E S S E T H:
                             -------------------

          WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of April 7, 2000, providing for the issuance of its 10.25% Senior Subordinated Notes due 2010 (the "Notes");

          WHEREAS Section 4.22 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

          WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee, the Company and Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

          1.   Definitions.  (a) Capitalized terms used herein without
               -----------
definition shall have the meanings assigned to them in the Indenture.

          (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

          2.   Agreement to Guarantee.  The New Guarantor hereby agrees, jointly
               ----------------------
and severally with all other Guarantors, to Guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

          3.   Ratification of Indenture; Supplemental Indentures Part of
               ----------------------------------------------------------
Indenture.  Except as expressly amended hereby, the Indenture is in all respects
---------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

          4.   Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY
               -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

          5.   Trustee Makes No Representation.  The Trustee shall not be
               -------------------------------
responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

          6.   Multiple Counterparts.  The parties may sign multiple
               ---------------------
counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

          7.   Headings.  The headings of this Supplemental Indenture have been
               --------
inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

                                   [NEW GUARANTOR]

                                   By:_________________________________
                                        Name:
                                        Title:

                                   By:_________________________________
                                        Name:
                                        Title:

                                   ST ACQUISITION CORP.

                                   By:_________________________________
                                        Name:
                                        Title:

                                   By:_________________________________
                                        Name:
                                        Title:

                                   EXISTING GUARANTORS:

                                   By:_________________________________
                                        Name:
                                        Title:

                                   By:_________________________________
                                        Name:
                                        Title:

                                   THE BANK OF NEW YORK,
                                   as Trustee

                                   By:_________________________________
                                        Name:
                                        Title: